EXHIBIT 10.19

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.
CONFIDENTIAL INFORMATION HAS BEEN DESIGNATED BY ***

JOINT PLANT AGREEMENT

between

Wisconsin Public Service Corporation

and

Dairyland Power Cooperative

    THIS AGREEMENT is made and entered into this 23rd day of November, 2004, by and between Wisconsin Public Service Corporation, a Wisconsin corporation (hereinafter called "WPSC"), and Dairyland Power Cooperative, a Wisconsin cooperative association (hereinafter called "DPC"), the parties hereinafter sometimes being collectively called the "Companies", and individually called a "Company".

    WHEREAS, each of the Companies owns electric facilities and is engaged in the generation, purchase and sale of electric power.

    WHEREAS, the Companies, for the purposes of obtaining economies of scale, making the most effective use of power generation, and assuring and supplying economical and reliable electric power to their respective customers, desire to share in the ownership of Weston 4, which is to be constructed at the Weston Generating Station (as those terms are defined below).

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the Companies agree as follows:

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   Section 1. Definitions.

    "A&G Facilities" shall mean those buildings, improvements, equipment, facilities and other assets, liabilities and property not located at the Weston Generating Station that will be used in the overall conduct of the business and affairs of WPSC, as more specifically described in Section 06 of the Joint Operating Manual, and all renewals, repairs and replacements thereof; provided, however, that the A&G Facilities shall not include the Legner Facility.

    "Affiliate" shall mean with respect to any entity, any other Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such entity.

    "Applicable Laws" shall mean any and all laws, rules, regulations, ordinances, requirements, guidelines, permits, licenses, judgments, decrees and orders of any federal, state or local legislative body, agency, court or other governmental body having jurisdiction that apply to or affect the Weston Generating Station, Weston 4, the Common Facilities, the construction, operation or maintenance of Weston 4 or of the Common Facilities, or any other transaction contemplated hereby (including without limitation any of the foregoing which concern health, safety, environmental protection, non-discrimination or the payment of prevailing wages).

    "ATC" shall mean the American Transmission Company LLC.

    "Average Cost Basis" shall mean an allocation of all costs associated with all applicable activities that support overall operating Company operations to all users on an equitable basis. This contrasts with an incremental or marginal cost basis, which identifies as relevant only those additional costs incurred as a result of the addition of a facility (Weston 4 in this circumstance).

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    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Common Facilities" shall mean, collectively, the Weston New Common Facilities, the Weston Existing Common Facilities and the A&G Facilities.

    "Confidentiality Agreement" shall mean that certain Confidentiality Agreement between WPSC and DPC described in Section 34.

    "Control" shall mean the possession, whether directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (whether through the ownership of securities, by agreement or otherwise).

    "DNR" shall mean the Wisconsin Department of Natural Resources, or any successor agency thereto.

    "DPC's Secured Lender(s)" shall mean the RUS and any other lender(s) providing interim or permanent financing to DPC, which financing is secured, in part, by DPC's interest in this Agreement, Weston 4 and the Weston New and Existing Common Facilities.

    "Easement" shall mean the easement between WPSC as grantor and DPC as grantee in the form of Attachment 1 hereto, to be entered into by the Companies on the Ownership Date.

    "Easement Property" shall mean the land owned by WPSC that will be subject to the Easement, as described in more detail in the Easement.

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    "EI Agreement" shall mean the Environmental Indemnity Agreement in the form of Attachment 2 hereto, to be entered into by the Companies on the Ownership Date.

    "Escrow Agent" shall mean a bank with trust powers and a Standard & Poor's credit rating of at least A that does not hold accounts of either WPSC or DPC that has been appointed as escrow agent pursuant to the Escrow Agreement.

    "Escrow Agreement" shall mean an escrow agreement to be entered into by the Companies with the Escrow Agent prior to the Ownership Date, or an escrow agreement entered into by the Companies with a successor escrow agent.

    "Existing Common Ownership Date" shall mean the date on which DPC has paid to WPSC its share (based upon DPC's Existing Common Ownership Share) of the *** Weston Existing Common Facilities and of WPSC's unrecovered costs associated with the retirement of assets due to the construction of Weston 4. The Existing Common Ownership Date shall be the first day of the month following the month in which the "first fire on coal" milestone in the Weston 4 construction process is achieved; the Existing Common Ownership Date is presently estimated to be October 1, 2007.

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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    "Existing Common Ownership Shares" shall mean, beginning on the Existing Common Ownership Date, the shares to be owned by the Companies as undivided interests as tenants in common in the Weston Existing Common Facilities, excluding any fee interest in the land appurtenant thereto, with undivided interests as follows: The shares to be owned by the Companies will differ depending upon the usage category of the facility. As described in more detail in the Joint Operating Manual, there will be different usage categories, based upon which generating unit(s) will be using the facility in common with Weston 4 and an equitable determination of Weston 4's projected use of the facility. The Existing Common Ownership Shares and the New Common Ownership Shares for each usage category of facilities will be identical. The Companies' respective Existing Common Ownership Shares in the various categories of Weston Existing Common Facilities are set forth in Appendix C to the Joint Operating Manual. These Shares are based upon the 2003 MAIN summer capacity ratings for the generating units currently located at the Weston Generating Station and (to the extent applicable) at WPSC's Pulliam Station, and upon Weston 4's estimated summer capacity rating of 531 MW. The Existing Common Ownership Shares are subject to adjustment pursuant to Sections 8(i) and 12, below.

    "Facility Lay-Up" shall mean the cessation of operations or the shutdown of a facility with the ability to return the facility to operations, but without there being a decision to return the facility to operations by a specific date or to permanently close or abandon the facility.

    "FFB" shall mean the Federal Financing Bank.

    "First Approval" shall have the meaning assigned to that term in Section 3(e) of the Agreement.

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    "Fixed Charges" shall mean, without limitation, charges for return, taxes other than income taxes, and depreciation on an investment or allocated portion thereof. The charges for return will be calculated at the WPSC Cost of Capital.

    "Force Majeure" shall mean in respect of any Person ("Excused Party") an event beyond the reasonable control of such Excused Party which prevents or delays, in whole or in part, such Excused Party from performing any of its obligations under this Agreement, the Joint Operating Manual, the Ground Lease or the Easement (except for the obligation to pay money when due) including, without limitation, war, hostilities, terrorist acts, civil disturbances, any kind of local or national emergency, riot, fire, flood, hurricane, blizzard, storm, earthquake, concealed or subterranean conditions at the Weston Generating Station unknown to WPSC's Environmental Department as of the date of this Agreement, power failure or power surge, epidemic, explosion, sabotage, act of God, acts or failures to act or delays in action by governmental authorities (including but not limited to failure to issue, delays in issuing, or revocation of permits or licenses, except to the extent any such failure, delay or revocation is due to the negligence or intentional misconduct of the Person claiming Force Majeure), transmission constraints, delays in finalizing and implementing the Interconnection Agreement, acts or failures to act of a third party (including, in the case of WPSC, failure of its Subcontractor(s) to perform or deliver on a timely basis, to the extent such failure is due to a force majeure condition (as defined herein) affecting the Subcontractor or any other cause beyond WPSC's reasonable control), strike, slowdown or other labor unrest or dispute (including, in the case of WPSC, strikes, slowdowns or other labor unrest or disputes of or by employees of WPSC, any Subcontractor or their respective affiliates), delay of carriers, failure of the usual modes of transportation, embargo, unavailability of necessary equipment, changes in Applicable Laws from those in effect on the

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date of this Agreement, any condition at the Weston Generating Station that requires remediation under any Applicable Law related to the environment (except any such condition that constitutes a violation of Applicable Law of which WPSC's Environmental Department has knowledge on the date of this Agreement), or expropriation or confiscation of facilities. Force Majeure shall not, however, include events that would have been avoided by the claiming Person's following of Good Utility Practice, and if not completely so avoidable, the extent of Force Majeure relief shall be reduced to the extent that the consequences of the Force Majeure event would have been avoided or reduced by the following of Good Utility Practice. Force Majeure shall also include, in the case of WPSC, any event beyond the reasonable control of WPSC, such as a physical transmission constraint or limitation or the terms of a governmental permit, license or order, or an order of the Transmission Authority or market authority having jurisdiction, that has the effect of limiting the aggregate output or operation of Weston 4 and any one or more of the other units at the Weston Generating Station, in which case WPSC shall not be required to operate Weston 4 to the extent doing so would have a material adverse effect on WPSC's ability to operate its other unit(s) at the Weston Generating Station. In the event of such a constraint, limitation, permit, license or order that has the effect of limiting the aggregate output or operation of Weston 4 and any one or more of the other units at the Weston Generating Station, the Companies shall reduce the dispatch of their respective shares of the Weston Generating Station generation in accordance with Section 13 of the Joint Operating Manual, as it may be modified from time to time by the JPOC to reflect the then-current practices of the Transmission Authority or market authority having jurisdiction.

    "Fully-Loaded Direct Costs" shall mean those costs that are directly identifiable with activities associated with the construction, operation, fueling and maintenance of Weston 4 or the

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Weston New Common Facilities or Weston Existing Common Facilities. These costs shall include, but are not limited to, productive labor costs loaded with benefits, payroll taxes and non-productive time, contracted costs, and materials and supplies, including the associated warehousing costs.

    "GDP-IPD" shall mean the Gross Domestic Product Implicit Price Deflator published by the Bureau of Economic Analysis, US Level, which is more specifically titled "NIPA: Implicit Price Deflator - GDP, Index 2000=100".

    "Good Utility Practice" shall mean any of those designs, practices, methods, acts and equipment, as may change from time to time, that are commonly used, engaged in or approved by prudent electric generation utilities to design, construct, install, operate and maintain their electric generating, transmission and distribution equipment lawfully and with safety, dependability, efficiency and economy, including but not limited to compliance with those standards developed by the American Society of Mechanical Engineers, the Institute of Electrical and Electronic Engineers and the American National Standards Institute that are applicable to activities and procedures at Weston 4 and the Weston New and Existing Common Facilities, and those applicable standards developed by other similar organizations conducting affairs that are relevant to activities and procedures at Weston 4 and the Weston New and Existing Common Facilities; and that are in accordance with or required by any Applicable Laws in effect as of the date hereof, and as such may be changed from time to time. "Good Utility Practice" is not intended to be limited to the optimum design, practice, method, act or equipment to the exclusion of all others, but rather to be designs, practices, methods, acts and equipment generally accepted in the electric utility industry.

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    "Ground Lease" shall mean the agreement between WPSC as landlord and DPC as tenant in the form of Attachment 3 hereto, to be entered into by the Companies on the Ownership Date.

    "Indirect Costs" shall mean those costs that represent normal, routine, recurring services, including without limitation administrative and general costs, which benefit multiple areas of the operating Company and may not be easily identified or directly charged to a facility, thus requiring an allocation methodology, as described in Section 06 of the Joint Operating Manual, including but not limited to SERVCO, GENCO, ES&C and A&G Facilities costs. This contrasts with direct costs, which can be specifically identified as being incurred for or in connection with the facility receiving the charge.

    "In-Service Date" shall mean the first date on which Weston 4 (i) is capable of being operated for the purpose of generating electricity in a safe and proper manner in accordance with all Applicable Laws, all applicable federal, state and local permits and licenses, and Good Utility Practice, and (ii) has commenced generating electricity for sale, excluding electricity generated during trial operation/test generation. The In-Service Date shall be determined by the Joint Plant Operating Committee.

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    "Joint Operating Manual" shall mean the detailed procedures document developed by the Companies for use in administering this Agreement, as such document may be amended or modified from time to time by the JPOC (it being understood that the JPOC's amendments and modifications may include, without limitation, adding or deleting sections or provisions to or from the Joint Operating Manual). The initial version of the Joint Operating Manual is attached hereto as Attachment 4. The Joint Operating Manual, as it may be amended from time to time by the JPOC, shall be binding upon the Companies. The Joint Operating Manual shall, to the greatest extent possible, be construed to be complementary to the terms of this Agreement, but in the event of any conflict between the terms of this Agreement and the provisions of the Joint Operating Manual, this Agreement shall control. Capitalized terms that are defined in this Agreement shall have the same meanings when used in the Joint Operating Manual.

    "Joint Plant Operating Committee" or "JPOC" shall mean a committee which shall include representatives of each of the Companies and which shall provide policy supervision and direction with respect to the design, engineering, procurement, construction, modification, operation, maintenance, repair, licensing, permitting, accounting matters, interconnection, fuel procurement and decommissioning of Weston 4 and the Weston New and Existing Common Facilities in accordance with the terms and conditions of this Agreement and the Joint Operating Manual.

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    "JPOC Threshold" shall mean individual projects exceeding $*** in capitalized expenditures or fuel contracts exceeding $*** in expenditures, or individual projects (excluding fuel contracts) exceeding $*** in expensed expenditures; these dollar amounts shall be subject to escalation on an annual basis beginning in 2005 in accordance with changes in the GDP-IPD during the preceding calendar year (for example, if the GDP-IPD increases by 1% during 2004, the JPOC Threshold amounts shall be $***, $*** and $***, respectively, during 2005, and if the GDP-IPD then increases by 2% during 2005, the JPOC Threshold amounts shall be $***, $*** and $***, respectively, during 2006, and so on).

    "Lead Lender" shall mean that one of DPC's Secured Lender(s) that has been designated by DPC's Secured Lender(s) as being responsible for forwarding communications received from WPSC under this Agreement to the other DPC's Secured Lender(s). Promptly after being designated by DPC's Secured Lender(s), the Lead Lender shall confirm to WPSC in writing that it is willing to serve in this capacity. If DPC notifies WPSC that there are only two DPC Secured Lender(s), then each of such DPC's Secured Lender(s) shall be deemed to be the Lead Lender for purposes of this Agreement.

    "Legner Facility" shall mean WPSC's Legner solid waste facility located in the Town of Knowlton, Marathon County, Wisconsin.

    "MAIN" shall mean the Mid-America Interconnected Network, Inc. or its successor organization.

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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    "Major Construction Decisions" shall have the meaning assigned to that term in Section 5 of this Agreement.

    "Major Operating Decisions" shall have the meaning assigned to that term in Section 12 of this Agreement.

    "MAPP" shall mean the Mid-Continent Area Power Pool or its successor reliability organization.

    "New Common Ownership Shares" shall mean, beginning on the Ownership Date, the shares to be owned by the Companies as undivided interests as tenants in common in the Weston New Common Facilities, excluding any fee interest in the land appurtenant thereto, with undivided interests as follows: The shares to be owned by the Companies will differ depending upon the usage category of the facility. As described in more detail in the Joint Operating Manual, there will be different usage categories, based upon which generating unit(s) will be using the facility in common with Weston 4 and an equitable determination of Weston 4's projected use of the facility. The Existing Common Ownership Shares and the New Common Ownership Shares for each usage category of facilities will be identical. The Companies' respective New Common Ownership Shares in the various categories of Weston New Common Facilities are set forth in Appendix C to the Joint Operating Manual. These Shares are based upon the 2003 MAIN summer capacity ratings for the generating units currently located at the Weston Generating Station and (to the extent applicable) at WPSC's Pulliam Station, and upon Weston 4's estimated summer capacity rating of 531 MW. The New Common Ownership Shares are subject to adjustment pursuant to Sections 8(i) and 12, below.

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    "Ownership Date" shall mean the first date on which all of the following have occurred: (a) the Financing Contingency and the Transmission Contingency have been waived; (b) WPSC and DPC have each received all Required Permits, and have executed the Ground Lease, Easement and EI Agreement, and all Required Permits are in full force and effect; (c) DPC has paid to WPSC (i) its share (based upon DPC's Ownership Share) of all costs incurred in connection with the design, engineering, procurement, licensing, permitting, pre-certification activities, administrative and general, interconnection, fueling, construction, operation and maintenance of Weston 4 on or prior to such date, plus a return on those costs at the WPSC Cost of Capital pursuant to Section 3(c), and (ii) its share (based upon DPC's New Common Ownership Share) of all costs incurred in connection with the design, engineering, procurement, licensing, permitting, pre-certification activities, administrative and general, interconnection, construction, operation and maintenance of the Weston New Common Facilities on or prior to such date, plus a return on those costs at the WPSC Cost of Capital pursuant to Section 3(c); and (iii) its share (based upon DPC's Existing Common Ownership Share) of all costs incurred on or prior to such date in connection with those modifications of the Weston Existing Common Facilities that are being made in conjunction with and as part of the Weston 4 project, plus a return on those costs at the WPSC Cost of Capital pursuant to Section 3(c); and (d) DPC has paid to WPSC an amount equal to the Fixed Charges associated with WPSC's investment in the Site and the Easement Property, calculated from the date construction begins on Weston 4 until the date the Companies execute the Ground Lease and the Easement.

    "Ownership Shares" shall mean, beginning on the Ownership Date, the shares to be owned by the Companies as undivided interests as tenants in common in Weston 4, excluding any fee interest in the land appurtenant thereto, with undivided interests as follows:

Wisconsin Public Service Corporation	70%
Dairyland Power Cooperative	30%

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    The Companies may change their respective Ownership Shares, or their respective New or Existing Common Ownership Shares, from time to time, but only as provided herein or otherwise upon their mutual written agreement and their receipt of any and all governmental and regulatory permits, licenses and approvals necessary to allow such a change. In the event of any such change in Ownership Shares, New Common Ownership Shares or Existing Common Ownership Shares, as the case may be, any and all rights and responsibilities of the Companies under this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement and the Easement that are based upon Ownership Shares, New Common Ownership Shares or Existing Common Ownership Shares, as appropriate, shall, beginning effective on the effective date of the change, be changed in proportion to the change in Ownership Shares, New Common Ownership Shares or Existing Common Ownership Shares, as appropriate (but the Companies' respective rights and responsibilities for periods prior to the effective date of the change in Ownership Shares, New Common Ownership Shares or Existing Common Ownership Shares, as appropriate, shall not be affected).

    "Partial Taking" shall mean any Taking of the Site or the Easement Property, as the case may be, that is not either a Total Taking or a Substantial Taking.

    "Permitted Liens" shall mean (a) liens for current taxes and assessments not yet due and payable or being contested in good faith by appropriate procedures; (b) liens, easements, licenses, restrictions, covenants, rights-of-way and other encumbrances as reflected in title records relating to the Site or the Easement Property that exist as of the date of this Agreement and other such liens, easements, licenses, restrictions, covenants, rights-of-way and other encumbrances that have been disclosed to and accepted by DPC, other than the lien of the trustee under WPSC's First Mortgage and Deed of Trust and Supplemental Indentures; (c) liens (except liens securing borrowed money), easements, leases, licenses, restrictions, covenants, rights-of-way and other encumbrances arising or granted by WPSC after the date of this Agreement that do not materially interfere with the operation of Weston 4 or the Weston New or Existing

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Common Facilities or with DPC's rights under this Agreement, the Ground Lease, the EI Agreement or the Easement, provided that any such liens, restrictions, covenants or encumbrances under this subsection (c) do not attach to DPC's ownership interest in Weston 4 itself or DPC's ownership interest in the Weston New or Existing Common Facilities (it being understood that DPC does not and will not have an ownership interest in the Site or the Easement Property); (d) liens of Subcontractors, contractors, carriers, warehousemen, processors, mechanics and materialmen, and similar liens arising by operation of law or pursuant to the terms of contracts in the ordinary course of business associated with the construction, modification, operation, maintenance or development of Weston 4 or the Weston New or Existing Common Facilities for amounts not yet due or not overdue for a period of more than thirty (30) calendar days; and (e) the terms and conditions of this Agreement, the Ground Lease, the Easement, the EI Agreement and the written releases to be provided by WPSC to DPC pursuant to Section 4(b).

    "Person" shall mean any individual, firm, company, association, general partnership, limited partnership, limited liability company, trust, business trust, corporation, cooperative, public body, or other legal entity.

    "PSCW" shall mean the Public Service Commission of Wisconsin, or any successor agency thereto.

    "Required Permits" shall mean those permits, licenses, orders and approvals that must be obtained from federal, state and local governmental or regulatory agencies or authorities in order to allow WPSC to lawfully transfer to DPC, and DPC to lawfully acquire from WPSC, DPC's Ownership Share in Weston 4, DPC's New Common Ownership Share in the Weston New Common Facilities and DPC's Existing Common Ownership Share in the Weston Existing Common Facilities, and to allow the Companies to enter into the Ground Lease, the EI

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Agreement and the Easement, including but not limited to the Second Approval. The Required Permits as of the date of this Agreement are identified on Attachment 5 hereto.

    "RUS" shall mean the United States Rural Utilities Service, or any successor agency thereto.

    "Second Approval" shall have the meaning assigned to that term in Section 3(e) of this Agreement.

    "Site" shall mean the land in which a leasehold interest will be granted by WPSC to DPC under the Ground Lease; Weston 4 will be built on said land.

    "Subcontractor" shall mean every Person (other than employees of WPSC), of whatever tier, employed or engaged by WPSC to provide labor, materials, equipment, components or services of any kind in connection with the design, engineering, construction, modification, repair, licensing, permitting, interconnection, operation, maintenance or fuel procurement of Weston 4 or the Common Facilities. Upon mutual agreement of the Companies, DPC may serve as a Subcontractor in appropriate circumstances.

    "Substantial Taking" shall mean, with respect to the Site, the Taking of so much of the Site that the portion thereof not taken cannot reasonably be used for the efficient operation of Weston 4, and shall mean with respect to the Easement Property, the Taking of so much of the Easement Property that the portion thereof not taken cannot reasonably be used for the efficient operation of the Weston New and Existing Common Facilities, considered in the aggregate.

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    "Taking" shall mean the taking or damaging of the Site or the Easement Property, as the case may be, or any part or parts thereof, including severance damage, by eminent domain, by inverse condemnation, or for any public or quasi-public use under any statute.

    "Total Taking" shall mean, with respect to the Site, the taking of title to the entire Site, and shall mean, with respect to the Easement Property, the taking of title to the entire Easement Property.

    "Transmission Authority" shall mean the entity having responsibility for maintaining the integrity of the transmission system in the region in which the Weston Generating Station is located.

    "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

    "Variable Dispatch Cost" shall mean the actual incremental cost, determined hourly, of fuel plus chemicals and/or emission credits, necessary to comply with the then-in-effect emission requirements, for the requested energy schedule.

    "Weston Existing Common Facilities" shall mean those buildings, improvements, equipment, facilities and other property existing at the Weston Generating Station on the date of this Agreement that will be used in common by Weston 4 and one or more of the other generating units at the Weston Generating Station, as more specifically described in Exhibit I to the Joint Operating Manual, and all modifications, renewals, repairs and replacements thereof.

    "Weston 4" shall mean the supercritical pulverized coal base load electric generating unit having a net nominal rating of approximately 500 MW, and all systems, equipment, structures

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and facilities ancillary thereto, including but not limited to all systems, equipment, structures and facilities necessary to deliver the output of the generator to the high side(s) of the point(s) of interconnection between said unit and the ATC transmission system, that are existing or are proposed to be constructed at the Weston Generating Station (but excluding the land appurtenant thereto), as described in WPSC's Application for a Certificate of Public Convenience and Necessity ("CPCN"), PSCW Docket No. 6690-CE-187. The Companies acknowledge that the substation and other network transmission facilities to be built as part of the interconnection agreement between WPSC and ATC relating to Weston 4 dated December 22, 2003 (the "Interconnection Agreement"), if owned by a Person other than WPSC, shall not be deemed to be part of Weston 4. The Companies further acknowledge that the Interconnection Agreement is between ATC and WPSC in its capacity as operator of Weston 4, and not on behalf of the co-owners of Weston 4, and that WPSC is solely responsible for such Interconnection Agreement.

    "Weston Generating Station" shall mean all power plant and generator interconnection facilities located or to be located at the site owned by WPSC along Business Highway 51 in the villages of Rothschild and Kronenwetter in Marathon County, Wisconsin, presently including three coal units (Weston 1, Weston 2 and Weston 3) and two smaller natural gas-fired turbines (W31 and W32), and which will include Weston 4, and which may include other unit(s) in the future, and all related facilities (including but not limited to the Weston Existing and New Common Facilities). The Weston Generating Station is more particularly described in Attachment 6 to this Agreement.

    "Weston New Common Facilities" shall mean those buildings, improvements, equipment, facilities and other property proposed to be constructed at the Weston Generating Station in conjunction with the construction of Weston 4 that will be used in common by Weston 4 and one or more of the other generating units at the Weston Generating Station, as more specifically described in Exhibit I to the Joint Operating Manual, and all modifications, renewals, repairs and replacements thereof. The term Weston New Common Facilities shall also include those

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buildings, improvements, equipment, facilities and other property constructed at the Weston Generating Station after the construction of Weston 4 that will be used in common by Weston 4 and one or more of the other generating units at the Weston Generating Station, and all modifications, renewals, repairs and replacements thereof.

    "WPSC Cost of Capital" shall mean WPSC's pre-tax overall cost of capital that is in effect from time to time, as reflected in the then-most recent rate order issued by the PSCW (referred to in those orders as the "economic cost of capital").

    Section 2. Scope. Weston 4 shall be unit train served and fossil-fueled, and shall have a net nominal rating of approximately 500 MW. Weston 4 shall be designed and constructed at the Weston Generating Station as described in this Agreement, and operated and maintained in accordance with this Agreement and the Joint Operating Manual.

    Section 3. Contingencies. (a) DPC shall use its best efforts to obtain permanent financing for its share of Weston 4 costs through the RUS, and interim financing for its share of such costs through a lender that may require a DPC/RUS mortgage lien accommodation. If, despite DPC's best efforts, DPC has not obtained by January 16, 2006 RUS approval of DPC's participation in Weston 4 and an unconditional RUS commitment to guarantee long-term FFB financing of 100% of the DPC participation in Weston 4 for a term of at least 35 years at rate(s) of interest no greater than the then-current long-term FFB rates plus one-eighth of one percent, and with financial performance covenants not materially more onerous than those contained in DPC's RUS mortgages existing on the date of this Agreement (as supplemented), DPC may terminate this Agreement by providing written notice of termination to WPSC by no later than January 16, 2006 (the "Financing Contingency"). For purposes of this section, such an

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"unconditional RUS commitment" shall mean a commitment the execution of which is conditioned solely on execution of the usual and customary RUS-guaranteed FFB loan documentation and closing requirements. If DPC terminates this Agreement pursuant to the Financing Contingency, DPC's obligation to contribute to the costs of Weston 4 shall be cancelled, and DPC shall thereafter have the right (which right must be exercised on or before ***, 2006  or be conclusively deemed waived) to elect the Partial Requirements Service PPA alternative, as described in more detail in Attachment 7 hereto. If DPC wishes to elect the Partial Requirements Service PPA alternative, it must notify WPSC of its election in writing by no later than ***, 2006. If, on the other hand, DPC obtains the RUS approval and the unconditional commitment described above on or before January 16, 2006, DPC shall promptly notify WPSC thereof in writing and thereby waive the Financing Contingency. DPC in its discretion may also waive the Financing Contingency by written notice to WPSC on or before January 16, 2006, even if it has not received the RUS approval and unconditional commitment described above. Any waiver of the Financing Contingency shall, once made or given, be irrevocable. If DPC does not provide WPSC with notice of termination as described above on or prior to January 16, 2006, and if DPC has not waived the Financing Contingency in writing on or before January 16, 2006, this Agreement shall be deemed to have been terminated by DPC pursuant to the Financing Contingency, effective on January 16, 2006.

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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    (b) DPC shall use efforts consistent with Good Utility Practice to obtain transmission service and MAPP accreditation for firm delivery of DPC's share of the energy to be generated at Weston 4 to the DPC transmission network at commercially reasonable cost and risk. If despite such efforts, DPC determines in its sole discretion that it cannot obtain transmission service and/or accreditation at commercially reasonable cost and risk, DPC shall have the right to terminate this Agreement by providing written notice of termination to WPSC on or before January 16, 2006 (the "Transmission Contingency"). DPC's commercially reasonable cost and risk of transmission shall include consideration of, among other things, the likelihood and cost of additions or improvements to the ATC, DPC, or other transmission systems required to provide firm delivery to the DPC transmission network, and the cost and availability of firm transmission service, including reservation charges, anticipated transmission congestion relief costs and the associated cost to DPC, if any, to obtain financial transmission rights and/or redispatch services to offset such costs. If DPC exercises the Transmission Contingency and terminates this Agreement, it shall disclose to WPSC in writing the steps DPC has taken to obtain transmission service and accreditation and the factors in its decision. If DPC terminates this Agreement pursuant to the Transmission Contingency, DPC's obligation to contribute to the costs of Weston 4 shall be cancelled. The Transmission Contingency may be waived by DPC on or prior to January 16, 2006 by providing written notice of waiver to WPSC; if DPC obtains transmission service and MAPP accreditation at what DPC deems to be commercially reasonable cost and risk as described above, it shall promptly notify WPSC thereof in writing and thereby waive the Transmission Contingency. Any waiver of the Transmission Contingency shall, once made or given, be irrevocable. If DPC does not provide either a written notice of termination or a written notice of waiver of the Transmission Contingency to WPSC by January 16, 2006, this Agreement shall be deemed to have been terminated by DPC pursuant to the Transmission Contingency, effective on January 16, 2006. WPSC shall reasonably cooperate with DPC (at

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DPC's expense) and provide DPC with such testing data and other information as DPC shall reasonably request in order for DPC to obtain the transmission service and MAPP accreditation for DPC's share of capacity and energy from Weston 4.

    (c) Notwithstanding anything to the contrary herein, assuming the Financing and Transmission Contingencies have been waived and this Agreement has not been terminated pursuant to Section 3(e) below, DPC's payment of its share of Weston 4 and Weston New Common Facilities costs and Weston Existing Common Facilities modification costs may be delayed in whole or in part until the earlier of (i) the date DPC has closed on its interim or permanent financing, or (ii) ***. Assuming the Financing and Transmission Contingencies have been waived and this Agreement has not been terminated pursuant to Section 3(e) below, WPSC shall finance DPC's unpaid Weston 4 and Weston New Common Facilities costs, and DPC's share of the costs of those modifications of the Weston Existing Common Facilities that are being made in conjunction with and as part of the Weston 4 project, until DPC has closed on its interim or permanent financing and DPC has paid its share of Weston 4 and Weston New Common Facilities costs and Weston Existing Common Facilities modification costs; provided, however, that DPC must pay its share of the Weston 4 and Weston New Common Facilities costs and Weston Existing Common Facilities modification costs by no later than ***. WPSC shall earn the WPSC Cost of Capital in effect in each of the time periods covered by expenditures made by WPSC prior to the initial billing on the financing provided to DPC hereunder, and DPC shall pay the amount accrued at the WPSC Cost of Capital, together with its share of the Weston 4 and Weston New Common Facilities costs and Weston Existing Common Facilities

_______________

*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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modification costs that have accrued through the date on which the Companies close on the transfer by WPSC to DPC of DPC's interest in Weston 4 and in the Weston New Common Facilities. The Companies shall close on the transfer by WPSC to DPC of DPC's interest in Weston 4 and in the Weston New Common Facilities as soon as reasonably possible. Notwithstanding anything to the contrary herein, DPC shall not have any ownership interest in Weston 4 or in any of the Weston New Common Facilities until the Ownership Date.

    (d) The Companies acknowledge and agree that time is of the essence with respect to the January 16, 2006 deadline in connection with the Financing and Transmission Contingencies, and in connection with the provisions of Section ***, and with respect to the *** 2006 deadlines in connection with the provisions of Sections 3(e)(iv) and (v). The Companies specifically agree that, if and when the Financing Contingency and the Transmission Contingency have both been waived, and if this Agreement has not been terminated pursuant to Section 3(e) on or before *** 2006, then DPC shall have an unconditional obligation to pay for its share of all Weston 4 and Weston New Common Facilities costs, and Weston Existing Common Facilities modification costs, then accrued by no later than ***, regardless of whether or not DPC has closed on its interim or permanent financing by said date, and regardless of any action or failure to act on the part of RUS, the FFB, DPC's Secured Lender(s), any other DPC lender, or any other Person having jurisdiction over or affiliated with DPC. In such case, if DPC has not paid for its share of Weston 4 and Weston New Common Facilities costs, and Weston Existing Common Facilities modification costs then accrued on or before *** (for any reason other than the failure of WPSC to comply with condition(s) to one or more of the Required Permits such that said Required Permit(s) are not in full force and effect on ***), then DPC shall be in material breach of this Agreement and beginning on ***, WPSC in its sole discretion shall be entitled to terminate this

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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Agreement upon written notice to DPC and hold DPC liable for any and all damages incurred by WPSC as a result of DPC's breach (subject to the limitation of liability set forth in Section 13). If DPC has not paid for its share of Weston 4 and Weston New Common Facilities costs and Weston Existing Common Facilities modification costs then accrued on or before ***, due to the failure of WPSC to comply with condition(s) to one or more of the Required Permits such that said Required Permit(s) are not in full force and effect on ***, then WPSC in its sole discretion shall be entitled to terminate this Agreement upon written notice to DPC, but DPC shall not in this instance be liable for damages incurred by WPSC. A "failure of WPSC to comply with condition(s) to one or more of the Required Permits" for purposes of the immediately preceding two sentences, however, shall not be deemed to include any such failure that is caused by DPC's acts or omissions.

    e) On October 7, 2004, WPSC received a CPCN (PSCW Docket No. 6690-CE-187) from the PSCW to allow the construction of Weston 4 (the "First Approval"). As soon as reasonably practicable after the date of this Agreement, DPC and WPSC shall submit to the PSCW all materials necessary to obtain PSCW approval to allow WPSC to transfer a 30% interest in Weston 4 to DPC and to allow DPC to acquire said interest (this PSCW approval to be sought by WPSC and DPC is referred to herein as the "Second Approval"). The Companies shall use reasonable best efforts to obtain, and shall cooperate to facilitate and expedite receipt of, the Second Approval and all other Required Permits associated with the Weston 4 project, including without limitation by coordination with the RUS, the PSCW, the DNR and other federal, state and local agencies for compliance with all Applicable Laws, including but not

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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limited to the National Environmental Policy Act and the Wisconsin Environmental Policy Act. The costs of obtaining the Second Approval shall be shared by the Companies in accordance with their respective Ownership Shares. WPSC shall consult with DPC before making any commitments, entering into any voluntary agreements, or agreeing to any permit or approval condition that would have the effect of materially increasing DPC's costs or regulatory obligations with regard to DPC's other generation units or utility system.

    Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(e) dealing with expiration of termination rights): (i) if WPSC has not received on or before *** the necessary air permit for Weston 4 from the DNR or any other material governmental or regulatory permit, license, order or approval that is reasonably necessary for the construction, operation or maintenance of Weston 4 or the Weston New Common Facilities, or if the First Approval or any such air permit and/or other permit, license, order or approval has been received by such date but has been suspended, withdrawn or revoked, or is subject to restriction(s), condition(s) or qualification(s) that, in the sole discretion of either WPSC or DPC, have or may have a material adverse impact upon the Weston 4 project or its usefulness or value to WPSC or DPC, as the case may be, then either DPC or WPSC, in its sole discretion, shall be entitled to terminate this Agreement upon written notice to the other Company, so long as such notice is received by no later than ***; (ii) if the Companies have not received the Second Approval on or before ***, or if the Second Approval has been received by such date but has been suspended, withdrawn or revoked or is subject to restriction(s), condition(s) or qualification(s) that, in the sole discretion of either of the Companies, have or may have a material adverse impact upon the Weston 4 project or its usefulness or value to such Company, then either such Company, in its sole discretion, shall be entitled to terminate this Agreement

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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upon written notice to the other Company, so long as such notice is received by no later than ***; (iii) if all Required Permits have not been received on or before *** 2006, or if one or more of the Required Permits has been received on or before *** 2006 but has been suspended, withdrawn or revoked, this Agreement shall automatically terminate effective on said date unless the Companies have mutually agreed in writing to waive this subsection (iii) prior to *** 2006; (iv) if all Required Permits have been received, but one or more of them has been suspended, withdrawn or revoked or is subject to restriction(s), condition(s) or qualification(s) that, in the sole discretion of either of the Companies, have or may have a material adverse impact upon the Weston 4 project or its usefulness or value to such Company, or if the Second Approval or any other Required Permit is being challenged before the PSCW or in a court of competent jurisdiction, and such challenge is determined by either Company in its sole discretion to have a material adverse impact upon the Weston 4 project or its usefulness or value to such Company, then either Company, in its sole discretion, shall be entitled to terminate this Agreement upon written notice to the other Company, so long as such notice is received by *** 2006; (v) if the First Approval, the necessary air permit for Weston 4 from the DNR, or any other material governmental or regulatory permit, license, order or approval that is reasonably necessary for the construction, operation or maintenance of Weston 4 or the Weston New Common Facilities is being challenged before the DNR or the PSCW or in a court of competent jurisdiction, and such challenge is determined by either Company in its sole discretion to have a material adverse impact upon the Weston 4 project or its usefulness or value to such Company, then either Company, in its sole discretion, shall be entitled to terminate this Agreement upon written notice to the other Company, so long as such notice is received by *** 2006 (it being understood that WPSC may terminate this Agreement under this subsection (v) only if it also abandons the

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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Weston 4 project); and (vi) WPSC, in its sole discretion, shall be entitled to terminate this Agreement upon written notice to DPC at any time prior to the Ownership Date if WPSC decides not to proceed with the Weston 4 project. If WPSC intends to exercise its termination right under subsection (vi) of this Section 3(e), and WPSC's exercise of such termination right will occur more than 30 calendar days after the date the Second Approval is obtained, and WPSC has decided to pursue an alternative generation resource or resources instead of Weston 4, then before WPSC may exercise its termination right under subsection (vi) of this Section 3(e), WPSC will notify DPC of such intended termination and consult with DPC concerning the possibility of DPC participating in such alternative resource(s); provided, however, that any such DPC participation shall be subject to the Companies reaching mutual agreement with respect thereto. The termination rights identified in Sections 3(e)(i) through (vi) shall each expire automatically if and when the Ownership Date has occurred.

    Section 4. Title to Property and Rights of Use; Risk of Loss; Condemnation.

    (a) Effective on the Ownership Date, DPC and WPSC shall be tenants in common (as undivided interests) in Weston 4 and in the Weston New Common Facilities (excluding any interest in the land underlying the same other than the rights created by the Ground Lease and the Easement), with undivided interests in Weston 4 in proportion to their respective Ownership Shares, and undivided interests in the Weston New Common Facilities in proportion to their respective applicable New Common Ownership Shares. WPSC shall solely own and continue to own the A&G Facilities, and any and all buildings, improvements, equipment, facilities and other property at the Weston Generating Station that are not used in common by Weston 4 and one or more of the other generating units at the Weston Generating Station. The Site shall be owned solely by WPSC, subject to the Ground Lease, with DPC as tenant in proportion to DPC's Ownership Share in Weston 4. The Easement Property shall be owned solely by WPSC, subject to the Easement. Effective on the Existing Common Ownership Date, DPC and WPSC shall be tenants in common (as undivided interests) in the Weston Existing Common Facilities (excluding

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any interest in the land underlying the same other than the rights created by the Easement), with undivided interests in the Weston Existing Common Facilities in proportion to their respective applicable Existing Common Ownership Shares. All titles and interests of the Companies as tenants in common as described above shall be subject to the provisions of Section 17 of this Agreement. The Companies agree that the Common Facilities will be made reasonably available to carry out the purposes and intent of this Agreement.

    (b) WPSC shall transfer to DPC its share of ownership in Weston 4, the Weston New Common Facilities and the Weston Existing Common Facilities by bill of sale or other documents of transfer reasonably satisfactory to DPC's counsel and the RUS, with warranties of title, free and clear of liens or encumbrances other than Permitted Liens. On or before the Ownership Date, WPSC shall also provide to DPC a written release from those indenture trustees holding liens on Weston 4, the Weston New Common Facilities, the Site and the Easement Property, substantially in the form of the Partial Release of Mortgage attached as Schedule II to the Ground Lease, or such other form as is reasonably acceptable to WPSC and DPC. On or before the Existing Common Ownership Date, WPSC shall also provide to DPC a written release or consent from the indenture trustees holding liens on the Weston Existing Common Facilities, analogous in form to the Partial Release of Mortgage attached as Schedule II to the Ground Lease, or such other form as is reasonably acceptable to WPSC and DPC.

    (c) Risk of loss of Weston 4, the Weston New Common Facilities and the Weston Existing Common Facilities (including but not limited to any risk of loss or other liability or cost associated with any governmental or regulatory permit, license, approval or order necessary for the construction, creation, operation or maintenance of Weston 4 or the Weston New or Existing Common Facilities, or necessary in connection with the Ground Lease or the Easement, or otherwise related to compliance with Applicable Laws or obtaining approvals as contemplated

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by Section 25) shall be shared by WPSC and DPC in proportion to their respective Ownership Shares, New Common Ownership Shares or Existing Common Ownership Shares, as the case may be. Loss of or damage to A&G Facilities will, under normal circumstances, involve a retirement and a replacement of the equipment as a capital expenditure. In these circumstances, WPSC and DPC will share in the premature retirement of the damaged facilities through depreciation expense as certified by the PSCW. If for some reason WPSC is required to record a book loss on such facilities, or to the extent a loss results in an expenditure that is expensed, such loss will be shared by DPC and WPSC as provided in the Joint Operating Manual.

    (d) In the event of a Total Taking or a Substantial Taking of the Site, the term of the Ground Lease shall terminate as of the date of said Total or Substantial Taking; DPC shall pay rent under the Ground Lease up to such date, with an appropriate refund by WPSC of such rent as may have been paid in advance for any period subsequent to such date; and that portion of the award or other compensation relating to the Site (the portion of the award or compensation relating to Weston 4 itself is addressed below), whether pursuant to judgment or by agreement or otherwise, with respect to such Total or Substantial Taking shall be paid directly to WPSC and be WPSC's sole property. In the event of a Total Taking or Substantial Taking of the Easement Property, the Easement shall terminate as of the date of said Total or Substantial Taking; and that portion of the award or other compensation relating to the Easement Property (the portion of the award or compensation relating to the Weston New or Existing Common Facilities themselves is addressed below), whether pursuant to judgment or by agreement or otherwise, with respect to such Total or Substantial Taking shall be paid directly to WPSC and be WPSC's sole property. In the event of a Partial Taking of the Site or the Easement Property, WPSC shall, unless the Companies agree otherwise in writing, within six (6) months restore the Site or the Easement Property, as the case may be, to a condition reasonably equivalent to that existing prior to such Partial Taking; the award or other compensation relating to the Site or the Easement Property, as the case may be, whether pursuant to judgment or by agreement or otherwise, with respect to

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such Partial Taking shall be paid to WPSC and be WPSC's sole property; provided, however, that such award or compensation shall first be applied, if necessary, toward any costs incurred for such restoration. The award or other compensation arising from any Taking relating to Weston 4 (exclusive of all land comprising the Site itself and value relating solely to such land), if any, shall belong to DPC and WPSC, in accordance with their then-respective Ownership Shares in Weston 4. The award or other compensation arising from any Taking relating to the Weston New or Existing Common Facilities (exclusive of all land comprising the Easement Property itself and value relating solely to such land), if any, shall belong to DPC and WPSC, in accordance with their then-respective applicable New Common Ownership Shares or Existing Common Ownership Shares, as the case may be. Nothing herein shall prevent WPSC or DPC from pursuing a claim against the condemning authority for relocation costs.

    Section 5. Construction. WPSC shall, in accordance with Good Utility Practice and subject to the decisions of the JPOC, have sole responsibility for the design, licensing, procurement, installation, construction, interconnection, administration and commissioning of Weston 4 and the Weston New Common Facilities, including the other new and modified facilities associated with such construction, and any modification or replacements thereof or additions thereto, and for the modifications to the Weston Existing Common Facilities. These tasks may be performed directly by WPSC employees or by Subcontractors with which WPSC, directly or indirectly, has entered into contracts. WPSC shall use all commercially reasonable efforts to complete construction of Weston 4, such that the In-Service Date occurs by June 1, 2008, subject to the effects of Force Majeure. Throughout the construction phase, WPSC shall provide DPC with a copy of each monthly project status report for the Weston 4 project promptly after such report is completed.

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    Beginning on the Ownership Date, WPSC shall also provide DPC with reasonable access to the "Expedition" and "PowerTrak" software tools used by WPSC in connection with the management of the Weston 4 project. To the extent not accessible through such software, WPSC will also upon request arrange for DPC to obtain copies of any critical path schedules and other schedules provided by Weston 4 construction Subcontractors showing their planned construction schedule to meet the estimated In-Service Date, the WPSC internally-prepared schedules that monitor the progress of Weston 4 construction, and copies of materials provided to WPSC by its prime Weston 4 construction Subcontractors or other Subcontractors and suppliers to document invoices presented to WPSC for payment. Also beginning on the Ownership Date, WPSC will provide to DPC reasonably promptly copies of verification/approval reports issued by Black & Veatch and the Washington Group International with respect to invoices from equipment and construction Subcontractors. WPSC will also use commercially reasonable efforts to respond to questions reasonably posed by DPC with respect to information and materials provided pursuant to this section. WPSC shall also provide DPC with such information in WPSC's possession as DPC may reasonably request to permit DPC to determine the status of work on the Weston New and Existing Common Facilities, start-up and commissioning, training, permitting, interconnections, project budgets and construction budgets (including change orders). DPC shall be responsible for any increased costs incurred by WPSC in providing DPC access to software tools, reports, schedules and other information pursuant to this section.

    WPSC shall notify DPC if and when WPSC has actual knowledge that suggests the In-Service Date of Weston 4 will be delayed beyond June 1, 2008. If WPSC notifies DPC that it expects such a delay to occur, then WPSC shall inform DPC in writing of the remedial steps to be taken to minimize the delay, and provide DPC with copies of any remedial action plans

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obtained from WPSC's Subcontractors, including reasonable forecasts of when all necessary work can be completed to allow the In-Service Date to occur.

    Subject to the terms, conditions and restrictions of the Confidentiality Agreement, DPC may provide any of the above information (including without limitation reasonable access to the software tools described above) to its authorized representative, including the engineering consultant for DPC's Secured Lender(s). DPC shall be responsible for any increased costs incurred by WPSC in connection with the provision of such information and software access to DPC's authorized representative.

    During the construction phase, WPSC shall maintain an owner-controlled insurance program that will provide workers' compensation and general liability coverage for incidents occurring at the Weston 4 site, or will make arrangements for comparable coverages. WPSC also shall maintain a builder's risk policy applicable to loss of property that occurs at the Weston 4 site during construction, or will make arrangements for comparable coverage. The cost of these insurance coverages shall be shared by the Companies as provided in this Agreement and the Joint Operating Manual.

    Notwithstanding anything to the contrary contained in this Section 5 or elsewhere in this Agreement, none of the following actions (which shall be referred to herein as "Major Construction Decisions") may be taken on or after the Ownership Date without the unanimous approval of the Joint Plant Operating Committee: (i) abandonment of the Weston 4 project or the Facility Lay-Up of Weston 4 prior to the In-Service Date; (ii) any modification to the Weston 4 project occurring prior to the In-Service Date that would reduce the rated megawatt capability of Weston 4 by more than 30 MW (specifically excluding expected variations due to normal operating constraints, seasonal variations, and other temporary unit deratings); or (iii) a voluntary decision by WPSC to delay the In-Service Date by an aggregate period of more than 60 calendar

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days, due to circumstances within the control of WPSC, and specifically not including any delays arising from Force Majeure events.

    Prior to and after the Ownership Date, DPC may elect, at its sole cost and responsibility, to have DPC staff member(s) or representative engineer(s) on-site during the design and construction phase for Weston 4 to observe and provide WPSC with input on project management and administration. WPSC shall consider any such input in good faith, but shall not be required to act upon such input unless it determines in its reasonable discretion and in accordance with Good Utility Practice that it is appropriate to do so. Also prior to and after the Ownership Date, DPC staff members or representative engineers may upon mutual agreement of the Companies perform work associated with the design and construction of Weston 4.

    Section 6. Contracts and Authorizations. In general, WPSC as the operating co-owner shall have responsibility for the construction, operation and maintenance of Weston 4. Subject to the provisions in this Agreement dealing with Major Construction Decisions and Major Operating Decisions, WPSC was, is and on an ongoing basis shall be authorized to act for the co-owners of Weston 4 and the Weston New and Existing Common Facilities, in accordance with Good Utility Practice and subject to the general oversight of the JPOC, by negotiating and entering into (i) contracts related to the design, engineering, procurement, licensing, permitting, interconnection, administration or construction of Weston 4 or the Weston New or Existing Common Facilities, or to the replacement of, addition to, modification of, or repair or refurbishment of, any items of property of or associated with Weston 4 or with the Weston New or Existing Common Facilities, or to transportation or fuel procurement for Weston 4, and contracts for operation, maintenance and modification services for Weston 4 or for the Weston New or Existing Common Facilities, and amendments to all such contracts, and (ii) settlements of and judgments related to any asserted rights, claims, demands, actions or penalties of any third Person associated with the design, engineering, procurement, licensing, permitting, interconnection, administration, construction, operation, maintenance, modification, repair,

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transportation or fuel procurement of Weston 4 or of the Weston New or Existing Common Facilities, so long as the estimated cost of any such contract (as amended), judgment or settlement entered into on or after the date of this Agreement is less than the JPOC Threshold. Effective on and after the Ownership Date, DPC's cost responsibility under this Agreement shall reflect the terms and conditions of, and DPC shall be responsible under this Agreement for the costs and liabilities arising from, all such contracts (as amended), judgments and settlements (whether entered into before, on or after the Ownership Date (or, with respect to the Weston Existing Common Facilities, the Existing Common Ownership Date)) in proportion to DPC's Ownership Share, New Common Ownership Share or Existing Common Ownership Share, as the case may be. The Companies further acknowledge and confirm that, effective on the Ownership Date, DPC's cost responsibility under this Agreement shall reflect the terms and conditions of, and DPC shall be responsible under this Agreement for the costs and liabilities arising from, all such contracts (as amended), judgments and settlements entered into by WPSC prior to the date of this Agreement, in proportion to DPC's Ownership Share, New Common Ownership Share or Existing Common Ownership Share, as the case may be, whether the estimated cost of any such contract, amendment, judgment or settlement is below, at or above the JPOC Threshold. WPSC also is and on an ongoing basis shall be authorized to act for the co-owners of Weston 4 and the Weston New and Existing Common Facilities, in accordance with Good Utility Practice, by negotiating and entering into contracts, amendments, judgments and settlements associated with the design, engineering, procurement, licensing, permitting, interconnection, administration, construction, modification, repair, operation, maintenance, transportation or fuel procurement of Weston 4 or of the Weston New or Existing Common Facilities as provided in Sections 7 or 12 below. Consistent with the scope of WPSC's authority to act for the co-owners of Weston 4 and the Weston New and Existing Common Facilities under this Agreement, at WPSC's request DPC shall confirm in writing to WPSC and to Subcontractors engaged on work for Weston 4 or the Weston New or Existing Common Facilities, or other third Persons as appropriate, that as a co-owner of Weston 4 and the Weston New and Existing

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Common Facilities, DPC will not assert any claims with regard to or in connection with contracts or settlements entered into by WPSC as authorized or confirmed by this Agreement that are inconsistent with or foreclosed by the terms and conditions of those contracts or settlements. In appropriate circumstances involving significant or longer-term contracts, WPSC may request that DPC contract directly with a third-party vendor or other third Person, or that DPC authorize WPSC to bind DPC directly to said vendor or Person, for DPC's proportionate share of responsibility under a contract, judgment or settlement, and DPC shall do as reasonably requested, subject, however, to receiving any required approval from RUS for such authorization or such contract. DPC shall otherwise not be authorized to enter into any contract, judgment or settlement associated with the design, engineering, procurement, licensing, permitting, interconnection, administration, construction, modification, repair, operation, maintenance, transportation or fuel procurement of Weston 4 or of the Weston New or Existing Common Facilities without the express, prior written approval of the JPOC. Contracts for the purchase of materials or services that will exceed the sum of $1,500,000 shall contain clauses that allow compliance with RUS mandates for "Buy American" requirements, debarment certification and equal opportunity requirements, so as to facilitate approval for DPC's RUS financing for its share of the costs of such contracts. Any charges for goods or services from Affiliates of WPSC that are not regulated by the PSCW shall not exceed the lesser of the actual cost to the Affiliate or the fair market value of such goods or services (based upon the PSCW's affiliated interest policies and practices in effect on the date of this Agreement).

    The Companies agree that, subject to the provisions of this Agreement dealing with the Required Permits and the Financing Contingency, WPSC shall have the sole right and responsibility to apply for such governmental permits, licenses, orders and approvals, and to conduct such regulatory proceedings, and to make such filings, as may be required in connection with the design, engineering, procurement, licensing, permitting, interconnection, administration, construction, modification, repair, operation, maintenance, transportation or fuel procurement of

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 Weston 4 or of the Weston New or Existing Common Facilities. DPC shall cooperate fully with all such efforts by WPSC; provided that WPSC shall consult with DPC before making any commitments, entering into voluntary agreements, or agreeing to any permit or approval condition that would have the effect of materially increasing DPC's costs or regulatory obligations with regard to DPC's other generation units or utility system.

    Within thirty (30) calendar days after entry into any contract, amendment, cancellation, judgment or settlement in its capacity as the operating co-owner of Weston 4 that meets or exceeds the JPOC Threshold, WPSC shall give notice thereof to DPC and shall provide such copies or summaries as may be necessary for the accounting and other records of the Companies. In addition, to facilitate DPC's applications for regulatory and financing approvals, WPSC shall provide to DPC a listing of all contracts, amendments, cancellations, judgments or settlements relating to Weston 4, and copies or summaries as may be reasonably necessary for such applications and approvals.

    Section 7. Joint Plant Operating Committee. The JPOC will be formed upon the execution of this Agreement. Both Companies shall be represented on the Joint Plant Operating Committee. The names and contact information of the initial members of the JPOC, and the procedures by which the Companies may replace their respective JPOC members, are set forth in the Joint Operating Manual. Each Company shall have voting rights on the JPOC in proportion to its respective Ownership Share in Weston 4; provided, however, that while the DPC members may participate in the meetings and discussions of the JPOC prior to the Ownership Date, DPC shall not be entitled to vote on any matter being considered by the JPOC until the Ownership Date; and provided, further, that on and after the Ownership Date, Major Construction Decisions and Major Operating Decisions may be implemented only upon the unanimous vote of the WPSC and DPC members of the JPOC (except for certain Major Operating Decisions described in clauses (iii), (iv) and (v) of Section 12, which may be implemented in the absence of

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unanimity under the circumstances described in Section 12). The Companies will exercise their JPOC voting rights timely and in accordance with Good Utility Practice.

    The JPOC shall meet on a quarterly basis, or more frequently if requested by one or both of the Companies, and it shall serve as a means of direct exchange and reporting of items of mutual interest between the Companies in the operating, accounting and budget areas. The JPOC shall have the authority to form subcommittees as and when the JPOC deems necessary or appropriate, it being understood that the JPOC may not confer upon any such subcommittee any right or authority that the JPOC itself does not possess. The JPOC shall establish and modify the membership, duties and responsibilities of any such subcommittee from time to time; the JPOC shall have the authority to dissolve any such subcommittee if and when it deems it appropriate to do so. The JPOC shall review operating, maintenance, environmental compliance, training and safety issues, among others, and it shall establish general policies for the operation and maintenance of Weston 4. The JPOC shall have the power to amend or modify the Joint Operating Manual from time to time in its discretion; provided, however, that those provisions of the Joint Operating Manual that are expressly stated to be subject to modification only upon the unanimous vote of the WPSC and DPC members of the JPOC may not be amended except by a unanimous vote of the JPOC. The Joint Plant Operating Committee shall establish the details of the cost accounting for Weston 4 utilizing general accounting, property accounting, and tax accounting support; such details shall be included in the Joint Operating Manual. The JPOC will accommodate the reasonable requests of the Companies for accounting information to enable each Company to comply with its respective required uniform systems of accounts. Other rights, tasks and duties of the JPOC are set forth in the Joint Operating Manual. JPOC members will have access to all information relevant to Weston 4 operations and performance (except for any attorney-client privileged information) at all reasonable times.

    With respect to all contracts (and amendments thereto), judgments and settlements associated with the design, engineering, procurement, licensing, permitting, interconnection,

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construction, administration, modification, repair, operation, maintenance, transportation or fuel procurement of Weston 4 or of the Weston New or Existing Common Facilities the estimated cost of which is at or above the JPOC Threshold, and with respect to all other matters that are within the scope of the JPOC's authority pursuant to this Agreement or the Joint Operating Manual, the Joint Plant Operating Committee will consider and vote on such contracts, amendments, judgments, settlements and matters and, except as provided expressly herein with respect to Major Construction Decisions and Major Operating Decisions, in the event the vote is not unanimous, the vote of the Company that holds the majority of Ownership Shares shall prevail; provided, however, that prior to the Ownership Date, WPSC is and on an ongoing basis shall be authorized to act for the co-owners of Weston 4 and the Weston New and Existing Common Facilities, in accordance with Good Utility Practice, by negotiating and entering into any such contract, amendment, judgment or settlement the estimated cost of which is at or above the JPOC Threshold without a vote by the JPOC, so long as it notifies all JPOC members of its action within a reasonable time thereafter. Effective on and after the Ownership Date, DPC's cost responsibility under this Agreement shall reflect the terms and conditions of, and DPC shall be responsible under this Agreement for the costs and liabilities arising from, all contracts, amendments, judgments and settlements entered into by WPSC either in accordance with the prevailing vote of the JPOC, or without a JPOC vote (but only to the extent authorized in this paragraph), whether entered into before, on or after the Ownership Date (or in the case of the Weston Existing Common Facilities, the Existing Common Ownership Date), in proportion to DPC's Ownership Share, New Common Ownership Share or Existing Common Ownership Share, as the case may be, and the Companies shall similarly be bound by the decisions of the JPOC on all other matters, whether made before, on or after the Ownership Date. WPSC will provide reasonable advance notice of any planned, non-emergency construction, operation or maintenance contracts and commitments if WPSC reasonably expects the value of such contracts and commitments to exceed $25,000,000 in the aggregate in any particular calendar year, to enable DPC to obtain financing for its share of such costs. The dollar amount identified in the

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immediately preceding sentence shall be subject to escalation on an annual basis beginning in 2005 in accordance with changes in the GDP-IPD during the preceding calendar year (for example, if the GDP-IPD increases by 1% during 2004, said dollar amount shall be $25,250,000 in 2005).

    If a multi-year contract, the estimated costs of which meet or exceed the JPOC Threshold, is approved by the JPOC, the annual renewals of such contract shall be subject to JPOC review or approval to the extent the costs of such renewals exceed the JPOC Threshold. Notwithstanding anything to the contrary herein, the JPOC Threshold concept shall not apply to labor contracts between WPSC and its employees who will be employed in the design, engineering, procurement, licensing, permitting, interconnection, construction, administration, modification, repair, operation, maintenance, transportation or fuel procurement of Weston 4 or the Weston New or Existing Common Facilities; WPSC shall have the sole right and discretion to negotiate and enter into all such labor contracts; and WPSC shall be solely responsible for supervising, directing and controlling the activities of all such employees and the details of their work.

    Section 8. Payment of Costs. The intent of this Agreement is to create a cost-sharing mechanism that fairly allocates the costs of Weston 4 and related Common Facilities among the Companies. DPC will pay its proportionate share of the Fully-Loaded Direct Costs incurred by WPSC to construct, operate, fuel and maintain Weston 4 and related Common Facilities. DPC shall pay a fair allocation of WPSC's Indirect Costs, including but not limited to administrative and general costs, related to the construction, modification, repair, operation, fueling and maintenance of Weston 4 and related Common Facilities ***. Costs that are not specifically

_______________

*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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identifiable to the Weston 4 unit but are fairly chargeable to its ownership or operation shall be allocated on an Average Cost Basis, as opposed to a marginal or incremental cost basis. The Companies acknowledge that the Joint Operating Manual in effect on the date of this Agreement, a copy of which is attached hereto as Attachment 4, represents a full and fair allocation of costs, and incorporates Average Cost Basis allocation methodologies that, as of the date of this Agreement, are commercially reasonable within the electric utility industry and do not result in a disproportionate allocation of costs to DPC; these allocation methodologies are intended to establish a precedent for future evaluation of proposed new allocation methodologies or methodology changes.

        (a) General. Costs will be paid in the manner described in this Section 8 depending upon the nature of the facilities. All costs shall be determined in accordance with the Uniform System of Accounts prescribed by the PSCW. "All costs" as used herein is meant to be broadly construed, and it shall include, without limitation, the Fully-Loaded Direct Costs and Indirect Costs of the design, engineering, procurement, licensing, permitting, interconnection, construction, fueling, modification, repair, administrative and general, operation and maintenance (including without limitation pre-In-Service Date operation and maintenance) of Weston 4, the new facilities to be used exclusively by Weston 4, and the Common Facilities, and it shall also include taxes and pre-certification expenses, and costs associated with or arising out of the negligence, errors or omissions of Subcontractors or the employees and agents of either of the Companies who are involved in the design, engineering, procurement, licensing, permitting, interconnection, construction, modification, repair, administrative and general, operation, fueling or maintenance of Weston 4 or the Common Facilities. Fully-Loaded Direct Costs and Indirect Costs include labor costs with loadings which shall include labor costs for such tasks as recording costs and invoicing DPC, the costs of materials and supplies, return of and on the cost of property employed, and payments to Subcontractors and contractors, plus all overheads directly associated with any and all of these costs. Any charges for goods or services from non-

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regulated Affiliates of WPSC, however, shall not exceed the lesser of the actual cost to the Affiliate or the fair market value of such goods or services (based upon the PSCW's affiliated interest policies and practices in effect on the date of this Agreement).

        (b) Weston 4, New Facilities for the Exclusive Use of Weston 4, and Weston New and Existing Common Facilities. For Weston 4 itself, for all new facilities that will be used solely by Weston 4, as described in Exhibit I of the Joint Operating Manual, and for the Weston New and Existing Common Facilities, the following shall apply:

            1. Facilities Costs. Each Company shall be liable for and pay for all costs, other than fuel and variable unit train costs and the costs of transmission and delivery of Weston 4 energy after the point of interconnection with the ATC transmission system, incurred in connection with such facilities in proportion to their Ownership Shares in Weston 4, or in the case of the Weston New or Existing Common Facilities, in proportion to their New Common Ownership Shares or Existing Common Ownership Shares, as applicable. Such costs shall include, but are not limited to, costs for site preparation, design, engineering, procurement, installation, construction, modification, repair, ownership, insurance, pre-certification expenses, licensing, permitting, recruiting, training, testing, administrative and general, fees and other governmental charges, taxes other than income taxes and assessments with respect to such facilities, accounting and records audits, shutdown, decommissioning, demolition and disposal.

            2. Fixed Operation and Maintenance Costs. Operation and maintenance costs (including without limitation pre-In-Service Date operation and maintenance costs), other than fuel and related expenses (including without limitation ash and waste disposal expenses) which are defined per Section 02 of the Joint Operating Manual, will be considered fixed O&M and will be shared by the Companies in proportion to their Ownership Shares in Weston 4. The only exception to this arrangement will be the O&M costs associated with lime, ammonia and sorbent injection materials, other chemicals or materials consumed in a like

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manner for future environmental compliance, and their associated waste streams, and then-applicable chemical or emission credits necessary or used to comply with then-applicable legal requirements. These chemicals, materials and other items will be treated similar to coal and transportation costs. Each of these chemicals, materials and other items will be maintained in a separate inventory account. When the product is received it will be allocated to the Companies based upon the Weston 4 Receipts Ratio described in Section 02 of the Joint Operating Manual and billed as part of the billing package. When the chemicals, materials or items are used, each Company's inventory will on a monthly basis be reduced based on the amount of product used and the costs thereof will then be allocated to the Companies based on their respective take of that month's energy. These costs will be identified separately through use of sub-accounts.

            3. Fuel and Transportation Costs. Fuel and transportation costs and expenses, unit train operation and maintenance, lease costs, and taxes other than income taxes, will be paid initially in accordance with the expected coal receipt ratios as defined in Section 02 of the Joint Operating Manual. An adjustment will be made between the Companies after each year-end to reflect the actual coal receipt ratios. The fuel expense costs for each month are borne in accordance with each Company's take of the total net kilowatt hours generated by Weston 4 for that month; provided, however, that if Weston 4 generates no net kilowatt hours in any given month, any fuel expense costs for that month shall be allocated and paid in accordance with the Companies' respective Ownership Shares.

            4. Property Taxes. If any of these facilities should become subject to a property tax, special assessment or other similar charge, other than the gross receipts tax, each Company shall be liable for and pay all such taxes, assessments and charges in proportion to their Ownership Shares in Weston 4, or in the case of the Weston New or Existing Common Facilities, in proportion to their New Common Ownership Shares or Existing Common Ownership Shares, as applicable. In addition, each Company shall be liable for and pay all costs related to any challenge or defense of an assessment of the facilities or of any such tax,

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assessment or charge in proportion to their Ownership Shares in Weston 4, or in the case of the Weston New or Existing Common Facilities, in proportion to their New Common Ownership Shares or Existing Common Ownership Shares, as applicable.

        (c) Weston Generating Station Facility Modifications Due to Construction or Existence of Weston 4. Each of the Companies shall share any and all of the following costs in accordance with its Ownership Share in Weston 4:

            1. The costs of the destruction or removal of existing facilities at the Weston Generating Station that are made necessary by the construction of Weston 4, less salvage value;

            2. The costs of construction or modification of facilities at the Weston Generating Station that are made necessary by the construction of Weston 4, although such facilities will not be used by Weston 4; and

            3. If due to a change in Applicable Laws or the enactment or promulgation of new Applicable Law(s) after the date of this Agreement, the Weston Generating Station facilities become subject to increased or new restrictions on emissions, output, operation or maintenance that affect Weston 4 and/or other generating unit(s) on the Weston site, and that are due in whole or in part to the existence of Weston 4, the Companies shall investigate technically feasible and commercially reasonable measures that allow compliance with such restrictions in accordance with Good Utility Practice and the goal of achieving best value and efficiency. The JPOC shall adopt measures that allow compliance in accordance with Good Utility Practice and the goal of achieving best value and efficiency, and consistent with the operation of Weston 4 as a baseload generating unit. To the extent that such measures increase the costs of operating or maintaining Weston Generating Station facilities that are not used by

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Weston 4, the portion of such increased costs as is due to the existence of Weston 4 shall be shared by the Companies in accordance with their Ownership Shares.

        (d) A&G Facilities. The following shall apply to the A&G Facilities. WPSC is entitled to receive a rate of return at the WPSC Cost of Capital on and of its investment in general and common plant support facilities (exclusive of the Weston New and Existing Common Facilities), net of accumulated depreciation and associated deferred income taxes. The Companies will generally bear all costs of the A&G Facilities using the appropriate allocators to reflect Weston 4's use of such facilities as detailed in this Agreement and the Joint Operating Manual ***.

        Each Company shall pay its share of all Fixed Charges on such facilities in proportion to its Ownership Share of Weston 4 and the proportion of the A&G Facilities allocable to the total Weston 4 usage responsibility. Such responsibility will be based on an appropriate allocation depending upon the specific A&G Facilities and their use. The original allocators shall be set forth in the Joint Operating Manual. The Joint Plant Operating Committee shall modify such allocators thereafter as appropriate. Operation and maintenance expenses (including without limitation pre-In-Service Date operation and maintenance expenses) will be shared on the same basis as the Fixed Charges.

_______________

*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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        (e) Common Facilities. WPSC will keep all Common Facilities operating in accordance with Good Utility Practice and Applicable Laws in effect from time to time. In the event that the Applicable Laws to which the Common Facilities are subject are amended or supplemented, or new Applicable Laws are enacted or promulgated, after the date of this Agreement, and as a result of such changes or new Applicable Laws WPSC's costs of compliance increase, the Companies will bear the added costs of such compliance equitably on the basis of Weston 4's use of such facilities (or in proportion to the Companies' respective New or Existing Common Ownership Shares of such facilities as are co-owned, as appropriate), as detailed in this Agreement and the Joint Operating Manual.

        (f) Land Costs. The Site and the Easement Property are and shall continue to be solely owned by WPSC, in fee simple. The Ground Lease, the EI Agreement and the Easement will be entered into between the Companies effective on the Ownership Date. The Ground Lease will provide for DPC's rights to usage of the land occupied by Weston 4 for DPC's Ownership Share. DPC will pay rent under the Ground Lease equal to the Fixed Charges (as calculated by WPSC from time to time) associated with WPSC's investment in the land leased pursuant to the Ground Lease. DPC will pay a charge associated with the Easement recognizing the non-exclusive rights for possession and access related to the Easement Property. If in the future WPSC acquires additional lands contiguous or near to the Weston Generating Station that are intended to be used as buffer property for the Weston Generating Station or for the siting of Weston New or Existing Common Facilities, the JPOC may from time to time determine that such lands should be subject to the terms of the Easement, and in that event, the Companies shall amend the Easement accordingly, and DPC shall pay the charge associated with the Easement with respect to such additional lands.

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        (g) Increased Operating Costs at the Weston Generating Station During Construction. WPSC will manage the construction of Weston 4 so as to reasonably minimize the impact of construction on the operation of the balance of facilities at the Weston Generating Station, consistent with maintenance of the Weston 4 construction budget and schedule. DPC shall reimburse WPSC in accordance with DPC's Ownership Share for any and all additional operating costs, including damage to property, third party claims, cost of replacement energy due to outages to accommodate the Weston 4 construction and/or startup, and the like incurred by WPSC at the Weston Generating Station during the construction of Weston 4 through the In-Service Date to the extent same are caused by the construction and/or start-up of Weston 4, are not reasonably recoverable from vendors or other Subcontractors working on Weston 4, and are not due to failure by WPSC to act in accordance with Good Utility Practice. Recovery under this Section 8(g) shall not include any WPSC loss of revenues or profits. In the event that WPSC will need such replacement energy and WPSC has a reasonable opportunity to provide DPC with advance written notice of such need, WPSC shall provide DPC with such notice, and DPC shall have the option to supply to WPSC DPC's Ownership Share of such replacement energy provided that DPC's supply of such replacement energy does not require WPSC to incur additional costs and does not adversely affect system reliability or security.

        (h) Impact of Other Generating Unit(s) at Weston Generating Station. If WPSC, by itself or together with other Person(s), intends to add an additional generating unit to the Weston Generating Station ("New Unit"), WPSC, on behalf of the owner(s) of the New Unit, will consult with DPC on the potential impact of the New Unit on Weston 4 and the Common Facilities, including the potential impact on facility costs, operations and maintenance costs, permit provisions, operating and dispatch procedures and transmission. DPC will not be charged for any expenditures resulting from the construction of the New Unit from which it will not benefit. Facility costs resulting from the addition of the New Unit will be addressed in a manner that corresponds to the treatment of impacts to the Weston Generating Station caused by the

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addition of Weston 4 under Section 8(g). On behalf of the owner(s) of the New Unit, WPSC shall reimburse DPC for DPC's share of any and all additional Weston 4 operating costs, including damage to property, third party claims, and for DPC's cost of replacement energy due to outages of Weston 4 to accommodate the New Unit construction and/or startup, and the like, to the extent that same are caused by the construction and/or startup of the New Unit, are not reasonably recoverable from third Persons, and are not due to failure by DPC to act in accordance with Good Utility Practice. Recovery under this Section 8(h) shall not include any DPC loss of revenues or profits. In the event that DPC will need such replacement energy and DPC has a reasonable opportunity to provide WPSC with advance written notice of such need, DPC shall provide WPSC with such notice, and WPSC shall have the option to supply to DPC such replacement energy provided that the cost to DPC of having WPSC supply the replacement energy is less than or equal to DPC's cost to supply the replacement energy, and provided that WPSC's supply of such replacement energy does not adversely affect system reliability or security.

    (i) Changes to Existing and New Common Ownership Shares. Weston 4's initial MAIN summer capacity rating is expected to be established in the year in which the In-Service Date occurs. If this capacity rating is either less than 501 MW, or more than 561 MW, the JPOC shall re-calculate the Existing and New Common Ownership Shares based upon the allocation principles set forth in this Agreement and the Joint Operating Manual, and based upon Weston 4's established summer capacity rating and the then-most recent summer capacity ratings of the other generating units at the Weston Generating Station and (to the extent applicable) at WPSC's Pulliam Station. One Company shall thereafter sell to the other Company an appropriate share of its interest in the affected Weston Existing and New Common Facilities, and the other Company shall buy said share, in accordance with the JPOC's re-calculation. In addition, if a New Unit is added to the Weston Generating Station (or to WPSC's Pulliam Station), or if a generating unit at the Weston Generating Station (or at WPSC's Pulliam Station)

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is retired, Weston 4's proportionate usage of the various Common Facilities will likely change. In any such event, based upon the cost allocation principles set forth herein and in the Joint Operating Manual and based upon the then-most recent summer capacity ratings of the generating units at the Weston Generating Station and (to the extent applicable) at WPSC's Pulliam Station, the JPOC shall adjust affected cost allocations on an equitable basis and shall, if and as appropriate, identify what changes should be made to the Companies' respective Existing Common and New Common Ownership Shares to reflect that usage. One Company shall thereafter sell to the other Company an appropriate share of its interest in the affected Weston Existing and New Common Facilities, and the other Company shall buy said share, in accordance with the JPOC's determination. The sales price of any share of a Company's interest in the Weston Existing and New Common Facilities sold pursuant to this section or pursuant to Section 12 below shall be determined as follows: the *** of the Weston Existing or New Common Facilities in question immediately prior to the sale shall be divided by the New or Existing Common Ownership Share of WPSC applicable to those facilities immediately prior to the sale. The result shall then be multiplied by the following quantity: [(the New or Existing Common Ownership Share of DPC in such facilities after the sale takes place, as determined by the JPOC) minus (the New or Existing Common Ownership Share of DPC in such facilities immediately prior to the sale)]. If the resulting product is a positive number, DPC shall pay that amount of dollars to WPSC (in this situation, DPC is acquiring a larger percentage interest in those Weston New or Existing Common Facilities). If the resulting product is negative, WPSC shall pay the absolute value of that amount, in dollars, to DPC (in this situation, WPSC is acquiring a larger percentage interest in those Weston New or Existing Common Facilities).

_______________

*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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    (j) Cost Estimates. WPSC will provide DPC with reports of estimated costs as required by the Joint Operating Manual, together with estimated time schedules for material events with regard to Weston 4 completion and operation. Such reports shall, to the extent possible, reflect revised estimates as they are established.

    (k) Insurance. The Joint Operating Manual sets forth provisions governing the allocation of insurance policy premiums and self-insured retentions between the Companies, and Section 06 thereof describes the types of policies that will be applicable to Weston 4.

    (l) Changes to Cost Allocation Methodologies. If WPSC from time to time proposes to change an existing cost allocation methodology, or to impose a new cost allocation methodology, or to change the allocated percentage of ownership of the Weston New Common Facilities or the Weston Existing Common Facilities under Section 8(i) above or Section 12 below, it shall first provide the JPOC with a written explanation of the need and purpose for the allocation methodology change or addition or ownership change, which shall include as applicable an estimate of the effect such change or addition will have on the annual costs to the Companies and a description of how the proposed new or changed methodology fairly allocates costs. If the proposed ownership change or methodology change or addition (the "Subject Change") is adopted by the JPOC over DPC's objection, the Subject Change shall be applied and implemented upon its adoption by the JPOC, but the Subject Change may be challenged by DPC under the circumstances described in the next two sentences. If such Subject Change, either individually or in conjunction with any other proposed ownership change(s) or methodology change(s) or addition(s) that have been adopted by the JPOC over DPC's objection during the 365-day period immediately preceding the date the Subject Change is adopted ("Other Changes"), may reasonably be expected to result in an imposition on DPC of additional costs exceeding $750,000 per year (when compared to the costs that would have been imposed upon

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DPC in the absence of the Subject Change and the Other Change(s), if any), such Subject Change and the Other Change(s), if any, may be challenged by DPC through the dispute resolution mechanism set forth in Section 21 if the Subject Change or Other Change(s): (i) are inconsistent with the cost allocations expressly stated in this Agreement, (ii) are commercially unreasonable within the electric utility industry, (iii) would result in an inequitably disproportionate allocation of costs to DPC, or (iv) if adopted, would result in the cost allocation methodologies under this Agreement and the Joint Operating Manual, considered in the aggregate, being inconsistent with the cost allocations expressly stated in this Agreement, or being commercially unreasonable within the electric utility industry, or causing an inequitably disproportionate allocation of costs to DPC. Any such challenge must be raised by DPC, if at all, within thirty (30) calendar days after the Subject Change is adopted by the JPOC and reflected in a billing to DPC; provided, however, that if one or more other proposed ownership change(s) or methodology change(s) or addition(s) are adopted by the JPOC over DPC's objection during the 365-day period immediately following the date the Subject Change is adopted (each, a "Subsequent Change"), the Subject Change (if it was not challenged previously) may be challenged through the dispute resolution mechanism set forth in Section 21 if the Subject Change and the Subsequent Change(s) may reasonably be expected to result in an imposition on DPC of additional costs exceeding $750,000 per year (when compared to the costs that would have been imposed upon DPC in the absence of such Subject Change and Subsequent Change(s)) and if the Subject Change or the Subsequent Change(s) would meet the requirements of clause (i), (ii), (iii) or (iv) of this Section 8(l). Notwithstanding anything to the contrary herein, once a proposed ownership change or methodology change or addition has been challenged pursuant to this Section 8(l), it may not be challenged again, nor may the expected cost impact of any change or addition that has previously been combined with the expected cost impact of any other change(s) or addition(s) in order to reach the $750,000 threshold and allow a challenge to occur be subsequently combined with the expected cost impact of other change(s) or addition(s) to reach the $750,000 threshold in order to allow a subsequent challenge of any change(s) or

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addition(s). If any such cost allocation methodology change or addition or ownership percentage change is rejected or modified through the dispute resolution process, the change or addition shall be deemed to have been rejected or modified (as the case may be) retroactively, as of the date of its original implementation, and any amounts paid by the Companies in excess of the amounts that would have been due under the prior methodology or ownership percentage (if the change or addition was rejected through dispute resolution) or under the modified methodology or ownership percentage (if the change or addition was modified through dispute resolution) shall be repaid with interest at the rates applicable to billings and refunds under Section 03 of the Joint Operating Manual. The failure to challenge a cost allocation methodology addition or change or ownership percentage change pursuant to this Section 8(l) shall not preclude any later assertion under the audit rights under this Agreement that the cost allocation methodology addition or change or ownership percentage change was improperly applied; any such assertion, however, may challenge only whether the change or addition has been improperly applied, and may not challenge the change or addition itself. The dollar thresholds set forth in this Section 8(l) shall be subject to escalation on an annual basis beginning in 2005 in accordance with changes in the GDP-IPD during the preceding calendar year (for example, if the GDP-IPD increases by 1% during 2004, the dollar thresholds in this Section 8(l) shall be $757,500 during 2005, and if the GDP-IPD then increases by 2% during 2005, the dollar thresholds in this Section 8(l) shall be $772,650 during 2006, and so on).

    (m) As of the date of this Agreement, WPSC intends to dispose of the ash and other wastes generated by the operation of Weston 4 at one or more third-party commercial disposal facilities; to the extent this occurs, the Companies will share disposal-related costs as provided in this Agreement and the Joint Operating Manual. If, however, at some time in the future the JPOC determines that it is necessary or appropriate for Weston 4 ash or other wastes to be disposed of at the Legner Facility, WPSC shall have the option to require DPC to purchase a share of the Legner Facility as a tenant in common, and if WPSC exercises this option, DPC

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shall purchase such share; provided, however, that DPC shall be given a reasonable opportunity to conduct reasonable environmental due diligence with respect to the Legner Facility, and to address with WPSC any material concerns that are identified during such due diligence effort, prior to purchasing such share. The share to be purchased shall be determined by the JPOC, taking into account what other generating unit(s), if any, are or will be utilizing the Legner Facility in common with Weston 4. The sales price of the share shall be based upon the *** of the Legner Facility. Following any such sale and purchase, the Legner Facility shall be a Weston New Common Facility for purposes of this Agreement and the other contracts between the Companies associated herewith, including but not limited to the EI Agreement, and the EI Agreement shall be amended accordingly. If WPSC exercises the option set forth in this section, the Companies shall cooperate in good faith to obtain all access rights, permits, licenses, and modifications to permits and licenses necessary to allow WPSC to sell, and DPC to purchase, own and utilize for purposes of disposal of Weston 4 wastes, a share of the Legner Facility.

    Section 9. Books and Records. As a co-owner of Weston 4, DPC is entitled to collect information, and to receive information collected, maintained or generated by WPSC, as is necessary to monitor DPC's investment, satisfy DPC's reporting requirements to governmental and other entities, and verify the services provided by WPSC and their costs and quantity, on both an historical and forecasted basis, all as provided in this Agreement. Books of account and records containing details of the items of cost applicable to the design, engineering, procurement, licensing, permitting, interconnection, construction, administration, taxes, fueling, transportation, modification, repair, operation and maintenance of Weston 4 or of the Common Facilities shall

_______________

*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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be kept by WPSC and shall, except for any attorney-client privileged materials, be open to examination by DPC during normal business hours after reasonable notice to WPSC. To the extent that any such books of account or records are kept by DPC, they shall, except for any attorney-client privileged materials, be open to examination by WPSC during normal business hours after reasonable notice to DPC. WPSC shall furnish DPC, to the extent of its interest affected, with non-privileged summaries or counterparts of such books of account and records as may be necessary to satisfy all applicable regulatory requirements. As promptly as practicable after the end of each month, WPSC shall send to DPC a statement in reasonable detail of all expenditures for such month and the amount of each Company's share thereof.

    Section 10. Accounting and Audit Responsibilities.

    (a) Accounting. All expenditures in respect of Weston 4 and the Common Facilities shall be accounted for in accordance with the Uniform System of Accounts prescribed by the PSCW for Public Utilities and Licensees (Class A and B Electric Utilities). WPSC will undertake commercially reasonable efforts to supply DPC with such records as may be required to satisfy the accounting requirements of the RUS or other applicable regulatory requirements.

    (b) Contract Administration Review. WPSC shall arrange for a contract administration review consistent with the scope of work attached to this Agreement as Attachment 8 by a firm unanimously selected by the JPOC, with the cost of such review, which shall not exceed $50,000 in the aggregate, to be shared equally between WPSC and DPC. This review will be performed once, and the review period will cover either the first complete calendar year after the In-Service Date, or the second complete calendar year after the In-Service Date, at DPC's option; provided, however, that the JPOC may by a vote of the majority of Ownership Shares decide whether or not to conduct similar, subsequent review(s).

    (c) Financial Audit. Each Company shall have the right from time-to-time to conduct an audit, at its own cost, of the financial monthly billings under this Agreement, including audits of

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all books, records and other documents regarding operating costs and the cost of construction sufficient to allow it to determine that such costs attributed to Weston 4 or the Common Facilities by WPSC are consistent with this Agreement. For purposes of this Agreement, the financial audit will be defined as a review and examination performed by the Company's own accounting and internal audit staff or by an agent or representative of the Company.

    No payment made by DPC shall constitute a waiver of the right of DPC to question or contest in good faith the correctness of any charge or credit under this Agreement, and no acceptance of partial payment by WPSC shall constitute a waiver of WPSC's right to demand payment in full of all amounts that WPSC in good faith believes are owed to it. WPSC shall cooperate with DPC in the conduct of any such audit and, subject to the applicable regulations of any regulatory agency having jurisdiction, provide DPC reasonable access to all contracts, records and other documents relating to Weston 4 or related Common Facilities with due regard for any confidentiality agreements between WPSC and third parties, or between WPSC and DPC.

    Audit activity shall be coordinated through the respective Companies' accounting departments in order to promote efficiency and reduce costs. Audits shall be conducted only after reasonable notice to the respective Company and during normal business hours.

    (d) Audit and Review Adjustments. If, as a result of such review(s) or audits, errors are discovered in the amount or allocation of any costs which have been billed under the Agreement, those costs shall be adjusted to correct the error and reimbursements, or additional payments, as the case may be, including a payment for interest as calculated per procedures specified in Section 03 of the Joint Operating Manual, shall be made during the next normal billing cycle following discovery of the error(s). Retroactive adjustments of costs or allocations based upon such review(s) or audits shall be limited to the period of two (2) years after the cost or allocation

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was originally billed to DPC by WPSC, after which time the correctness of such costs or allocations shall be conclusively presumed correct.

    WPSC will, within 30 calendar days after completion, make available to the other Company copies of any audits, related only to Weston 4 or the Weston New or Existing Common Facilities, by its own internal audit department, independent external auditors, or auditors for any regulatory body or jurisdiction. DPC will make available to WPSC copies of any audits, related only to Weston 4 or the Weston New or Existing Common Facilities, conducted by its staff or external auditors or consultants or regulatory bodies and will provide such copies to WPSC within 30 calendar days after the final audit report is issued.

    WPSC will provide to the other Company as soon as such documents become available, variance analyses comparing monthly and year-to-date actual billings with the respective budget items for Weston 4 and the Weston New and Existing Common Facilities in accordance with the provisions of the Joint Operating Manual.

    WPSC shall inform DPC of any significant or material deficiency in any WPSC internal control which relates to any process or account that may affect the billing process under this Agreement that WPSC discovers as a consequence of WPSC's compliance with section 404 of the Sarbanes-Oxley Act of 2002 (Management Report on Controls).

    Section 11. Construction Period Invoices; Funds. (a) DPC shall promptly notify WPSC as soon as DPC has waived the Financing Contingency and the Transmission Contingency, and provide WPSC at least 90 calendar days' prior written notice of the date planned for DPC's closing on its interim or permanent financing. WPSC and DPC shall also promptly notify each other when they have each received all Required Permits. Assuming DPC gives WPSC notice of the impending closing as required above, then at least 60 calendar days prior to the date planned for the closing on DPC's interim or permanent financing, WPSC shall provide or make available to DPC all such information described in Section 18 of the Joint

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Operating Manual under the heading "Information for DPC's Financing", as provided in that section. On the earlier of (i) the date DPC closes on its interim or permanent financing; or (ii) the date that is ten (10) business days prior to ***, WPSC shall invoice DPC for its share of all costs determined in accordance with Section 8 incurred in connection with the design, engineering, procurement, pre-certification expenses, licensing, permitting, interconnection, administrative and general, fueling, transportation, construction, operation and maintenance of Weston 4 and the Weston New Common Facilities, or incurred in connection with those modifications of the Weston Existing Common Facilities that are being made in conjunction with and as part of the Weston 4 project, prior to the date of WPSC's invoice, plus a return on those costs at the WPSC Cost of Capital pursuant to Section 3(c), and for the Fixed Charges associated with WPSC's investment in the Site and the Easement Property calculated from the date construction begins on Weston 4 until the date the Companies execute the Ground Lease and the Easement. DPC shall pay said invoice in full via ACH or electronic funds transfer to an account specified by WPSC within ten (10) business days after the receipt of WPSC's invoice. It is understood and agreed that carrying costs shall continue to accrue on the costs at the then-applicable WPSC Cost of Capital until the invoice is paid by DPC in full.

    (b) After issuing the initial invoice described in Section 11(a), WPSC shall bill DPC on a weekly basis through the In-Service Date, and thereafter until all construction-related costs have been invoiced, for DPC's share of all cash expenditures actually incurred in connection with the design, engineering, procurement, licensing, permitting, interconnection, administrative and general, fueling, transportation, construction, operation and maintenance of Weston 4 and the Weston New Common Facilities, or incurred in connection with those modifications of the

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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Weston Existing Common Facilities that are being made in conjunction with and as part of the Weston 4 project, since the immediately preceding invoice. WPSC will make arrangements to give DPC prompt access to all Subcontractor invoices that individually exceed $10,000. Information materials supporting the invoices will be provided or made available to DPC in accordance with the second paragraph of Section 5 of this Agreement. For any individual Subcontractor invoice which exceeds $2,000,000 in amount, WPSC will issue a separate invoice showing DPC's share and a due date that coincides with WPSC's required payment date to the Subcontractor; DPC shall pay to WPSC via ACH or electronic funds transfer to an account specified by WPSC an amount equal to DPC's share of each such Subcontractor invoice on or prior to the date WPSC is required to pay the Subcontractor's invoice. WPSC will invoice DPC weekly for all other Subcontractor invoices that have been paid by WPSC, and WPSC will invoice DPC monthly for all other WPSC direct and indirect costs incurred by WPSC, and DPC shall pay WPSC in full via ACH or electronic funds transfer to an account specified by WPSC within ten (10) business days after each such WPSC invoice is received, but payments made after the date that is five (5) business days after the date of receipt, but on or before the date that is ten (10) business days after the date of receipt, shall be subject to interest at the 90-day non-financial commercial paper rate as of the last business day of the immediately preceding calendar year, as published in the Federal Reserve Statistical Release on the website identified in Section 03 of the Joint Operating Manual. Past due payments shall bear interest at the rate specified in Section 14 of this Agreement.

    As described in Section 8, on an ongoing basis WPSC shall bill DPC for, and DPC shall pay its share of, non-construction related costs incurred by WPSC under the post-In-Service Date procedures specified in the Joint Operating Manual.

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    (c) Ten (10) business days prior to the Existing Common Ownership Date, WPSC shall invoice DPC for its share (based upon DPC's Existing Common Ownership Share) of the *** Weston Existing Common Facilities (not including the costs of those modifications to the Weston Existing Common Facilities for which DPC has previously paid its share pursuant to Section 11(a) or (b)) and of WPSC's unrecovered costs associated with the retirement of assets due to the construction of Weston 4. DPC shall pay said invoice in full via ACH or electronic funds transfer to an account specified by WPSC within ten (10) business days after the receipt of WPSC's invoice.

    (d) As part of its right and responsibility to operate and maintain Weston 4 and the Weston New and Existing Common Facilities, WPSC is required to expend considerable capital each month on a current and continuing basis. In order to reimburse WPSC for such expenditures in accordance with the terms of this Agreement, DPC shall make an initial cash deposit at the time, in the amount and in the manner specified in Section 14 of the Joint Operating Manual. WPSC shall determine the amount of this initial operating deposit based on the forecasted monthly expenditures for Weston 4 and the Weston New and Existing Common Facilities, excluding insurance and purchased natural gas costs. Subsequent to the initial calculation of this operating deposit, DPC will be billed adjustments to this deposit as described in Section 14 of the Joint Operating Manual. WPSC shall determine these adjustments in accordance with the procedures outlined in Section 14 of the Joint Operating Manual.

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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    Section 12. Operation and Maintenance. WPSC shall be the operating owner of Weston 4. Subject to Sections 6 and 7 hereof and the provisions in this Agreement dealing with Major Operating Decisions, WPSC shall have the sole right and responsibility to operate, maintain and procure fuel for Weston 4. WPSC shall also have the sole right and responsibility to operate and maintain the Common Facilities.

    Weston 4 will be directly operated and maintained by WPSC, and WPSC shall procure fuel for Weston 4, in accordance with Good Utility Practice, the provisions of this Agreement and the Joint Operating Manual, and the decisions of the Joint Plant Operating Committee. Except to the extent the express terms of this Agreement or the Joint Operating Manual, or the decisions of the JPOC, require otherwise, WPSC shall operate and maintain Weston 4 with the same care, procedures and standards that it uses in the operation of its own wholly-owned generating facilities, utilizing its own employees and supervisory personnel, any independent technical advisors or other Subcontractors which it may select, in the manner determined by WPSC to be best under the circumstances. During operating conditions which WPSC deems abnormal, WPSC shall take such action as it deems appropriate to safeguard equipment, employees and third Persons and to maintain service of Weston 4. Except to the extent WPSC determines otherwise, the workers employed in the operation and maintenance of Weston 4 and the Common Facilities shall be employees of WPSC. Notwithstanding anything to the contrary in this Agreement, WPSC shall be solely responsible for supervising, directing and controlling the activities of all such workers and the details of their work.

    DPC may elect, at its sole cost and responsibility, to have DPC staff member(s) or representative engineer(s) on-site to observe and provide WPSC with input on the operation and maintenance of Weston 4 and on safety, training and fuel procurement practices/procedures. WPSC shall consider any such input in good faith, but shall not be required to act upon such

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input unless it determines in its reasonable discretion and in accordance with Good Utility Practice that it is appropriate to do so.

    During operation and maintenance of Weston 4, WPSC shall maintain property insurance coverage for Weston 4 through the WPS Resources corporate property insurance program (or will make arrangements for comparable coverage), shall maintain workers' compensation insurance with respect to its employees working at Weston 4 to the extent required by Applicable Laws, and shall maintain such liability insurance coverage as is in accordance with Good Utility Practice. The cost of these insurance coverages shall be shared by the Companies as provided in this Agreement and the Joint Operating Manual.

    Notwithstanding anything to the contrary contained in this Section 12 or elsewhere in this Agreement, none of the following actions (which shall be referred to herein as "Major Operating Decisions") may be taken without the unanimous approval of the Joint Plant Operating Committee: (i) abandonment, Facility Lay-Up, permanent shutdown, or total or substantial demolition or disposal of Weston 4 after the In-Service Date; (ii) any specific project occurring after the In-Service Date that would reduce the rated megawatt capability of Weston 4 by more than 30 MW (specifically excluding expected variations due to normal operating constraints, seasonal variations, and other temporary unit deratings); (iii) approval of a capital expenditure budget for Weston 4 for any calendar year after the In-Service Date if capital cash outlays during

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said calendar year are budgeted to exceed $***; (iv) a material physical change in, or change in the method of operation of, Weston 4 after the In-Service Date, if WPSC has sought and the appropriate local, state or federal regulatory agency has advised WPSC in writing that such a change would, under Applicable Law, constitute a modification of Weston 4, and WPSC determines under Applicable Law that such a modification would require installation of Best Available Control Technology, Lowest Achievable Emission Rate controls, or other emission-related controls costing in excess of $***; provided, however, that WPSC shall not be required to request or obtain any such advice from any local, state or federal regulatory agency; or (v) entry into any contract or project for a substantial repair, refurbishment, modification or improvement to Weston 4 after the In-Service Date, but only if the aggregate estimated cost of such contract or project would exceed $***; provided, however, that if the JPOC does not unanimously approve of a capital expenditure budget of the type described in clause (iii) above that has been advocated by WPSC, or a change of the type described in clause (iv) above that has been advocated by WPSC, or a contract or project of the type described in clause (v) above that has been advocated by WPSC, or, in any such case, if the JPOC has unanimously approved such budget, change, contract or project but DPC is unable to pay its full Ownership Share therefor, then WPSC shall nonetheless have the right in its discretion to proceed with such budgeted capital expenditures, change, contract or project at the sole cost of WPSC (or, if DPC is willing to contribute a portion of such cost, at WPSC's cost less DPC's contribution), and if WPSC does proceed with such budgeted capital expenditures, change, contract or project, WPSC's Ownership Share shall be increased and DPC's Ownership Share shall be decreased in an amount appropriate to reflect that WPSC has paid an amount for such budgeted capital expenditures, change, contract or project that exceeds WPSC's Ownership Share of the reasonable costs of

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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such capital expenditures, change, contract or project. The changes in the Companies' respective Ownership Shares shall be determined in accordance with the methodology set forth in Attachment 9 to this Agreement, and DPC shall thereafter transfer to WPSC, and WPSC shall accept from DPC, title to an appropriate share of DPC's interest in Weston 4 in accordance with said determination. If WPSC's Ownership Share is increased, and DPC's Ownership Share is decreased, pursuant to this paragraph, then the JPOC shall also re-calculate the Existing and New Common Ownership Shares based upon the allocation principles set forth in this Agreement and the Joint Operating Manual, and based upon the then-most recent summer capacity ratings of the generating units at the Weston Generating Station and (to the extent applicable) at WPSC's Pulliam Station, and utilizing in the calculations the Companies' respective Post-Project Ownership Shares (as that term is used in Attachment 9 hereto) in Weston 4. DPC shall thereafter sell to WPSC an appropriate share of its interest in the Weston Existing and New Common Facilities, and WPSC shall buy said share, in accordance with the JPOC's re-calculation. Notwithstanding the foregoing, WPSC as the operating co-owner of Weston 4 may in emergency or exigent circumstances take such actions as it deems necessary to protect lives and property from injury or damage, without DPC's approval (but in such circumstances WPSC shall notify DPC of the actions taken as soon as is practical, and within no longer than two (2) business days). The dollar amounts identified in clauses (iii), (iv) and (v) above shall be subject to escalation on an annual basis beginning in 2005 in accordance with changes in the GDP-IPD during the preceding calendar year (for example, if the GDP-IPD increases by 1% during 2004, the dollar amounts shall be $***, $*** and $***, respectively, in 2005).

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*** Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2.

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    Section 13. Limitation of Liability. NEITHER COMPANY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR CONTINGENT DAMAGES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE JOINT OPERATING MANUAL, THE GROUND LEASE OR THE EASEMENT, OR THE PERFORMANCE OR BREACH OF ANY SUCH CONTRACT, REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES; provided that the foregoing limitation shall not limit, restrict or affect either Company's obligation to pay for its share of the costs, liabilities to third Persons, and damages incurred in the design, engineering, procurement, licensing, permitting, pre-certification activities, interconnection, construction, administrative and general, modification, repair, transportation, fueling, operation, maintenance, shutdown, decommissioning, demolition and disposal of Weston 4 and the Common Facilities pursuant to the cost-sharing, allocation and payment provisions set forth in this Agreement and the Joint Operating Manual; it is understood and agreed, however, that the foregoing limitation shall apply to the portion of any such costs, liabilities to third Persons and damages that is determined to have been caused by the intentional misconduct of WPSC, or by the reckless misconduct of WPSC's Weston 4 personnel at the superintendent (or equivalent) level or higher, or by the reckless misconduct of WPSC corporate officers or corporate management personnel at the superintendent level or higher who are responsible for setting policy at Weston 4. Without limiting the generality of the foregoing, and without limiting the terms of the EI Agreement, except as provided in the cost-sharing, allocation and payment provisions of this Agreement and the Joint Operating Manual as provided immediately above, neither Company shall be liable to the other Company for errors or delays in the design, engineering, procurement, licensing, permitting, pre-certification activities, interconnection, construction, administrative and general, modification, repair, transportation, fueling, operation or maintenance of Weston 4 or the facilities utilized by Weston 4 (either

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exclusively or in common with other generating unit(s) at the Weston Generating Station), loss of generation capacity, reduced generation capacity, reduced output, cost of replacement energy or capacity, or down-time, shut-down or slow-down costs. Notwithstanding anything to the contrary herein, neither Company shall be liable for claims by the other Company for lost profits or lost revenues, or for claims of the other Company's customers for cost of replacement energy or capacity, down-time, shut-down or slow-down costs, or lost profits or lost revenues.

    Section 14. Disputed Payments; Default.

    (a) Disputed Payments. If either Company (the "Disputing Company") in good faith disputes the amount owing by it under any invoice, bill or other demand for payment issued by the other Company (the "Non-Disputing Company") under this Agreement or any contract entered into pursuant to this Agreement (including but not limited to the Ground Lease, the Easement and the EI Agreement), then the Disputing Company must take the following steps if it intends to withhold the amount disputed pending resolution of the dispute: (i) the Disputing Company shall pay to the Non-Disputing Company the undisputed portion of the invoice, bill or demand on or before the due date therefor, and contemporaneously shall provide the Non-Disputing Company with a statement that the Disputing Company disputes the remainder of the invoice, bill or demand and intends to escrow the disputed portion; (ii) the Disputing Company shall deposit a dollar amount equal to the disputed portion of the invoice, bill or demand with the Escrow Agent pursuant to the Escrow Agreement on or before the day that is five (5) calendar days after the due date for the disputed payment; and (iii) the Disputing Company shall also within ten (10) calendar days after said due date provide the Non-Disputing Company with a written notice of dispute that includes reasonable substantiation of the Disputing Company's position and a calculation identifying the amount that the Disputing Company in good faith believes it owes. If the Disputing Company (or DPC's Secured Lender(s) as provided in Section 14(c)(ii)) timely takes these steps, the dispute shall be submitted to dispute resolution pursuant to Section 21, and the Disputing Company shall not be deemed to be in default under the applicable

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contract for failure to make payment in full, pending resolution of the dispute. If the disputed amount is deposited with the Escrow Agent, that amount shall remain in escrow until the Escrow Agent receives a written notice executed by both Companies, or a ruling of the arbitrators pursuant to Section 21, at which time the Escrow Agent shall disburse the escrowed funds in accordance with said notice or ruling.

    The Companies shall implement the determination reached through the dispute resolution process. Without limiting the foregoing, if and to the extent the dispute resolution process determines that the disputed amount was owed to the Non-Disputing Company, then the relevant portion of the disputed amount shall be promptly disbursed by the Escrow Agent to the Non-Disputing Company, together with interest on said portion at a per annum rate equal to the lesser of the prime rate of interest as published from time to time in The Wall Street Journal plus one percent, or the highest rate then permitted under Applicable Law, from the original due date until the date payment is actually received by the Non-Disputing Company (and if the portion of the interest to be disbursed by the Escrow Agent to the Non-Disputing Company in accordance with the last sentence of this paragraph is insufficient for this purpose, the Disputing Company shall pay the deficiency to the Non-Disputing Company within ten (10) calendar days after receipt of a demand therefor). If and to the extent the dispute resolution process determines that the disputed amount was not owed to the Non-Disputing Company, then the relevant portion of the disputed amount shall be promptly disbursed by the Escrow Agent to the Disputing Company, together with interest on said portion at a per annum rate equal to the lesser of the prime rate of interest as published from time to time in The Wall Street Journal plus one percent, or the highest rate then permitted under Applicable Law, from the date the amount was deposited with the Escrow Agent until the date the disbursement is received by the Disputing Company (and if the portion of the interest to be disbursed by the Escrow Agent to the Disputing Company in accordance with the

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last sentence of this paragraph is insufficient for this purpose, the Non-Disputing Company shall pay the deficiency to the Disputing Company within ten (10) calendar days after receipt of a demand therefor). Interest earned on amounts deposited in escrow shall be disbursed by the Escrow Agent to the Companies in the same proportion as the amount deposited in escrow is disbursed to the Companies in accordance with the determination of the dispute resolution process; provided, however, that interest on escrowed funds paid to a Company shall be credited against the interest otherwise owed to it by the other Company under this subsection.

    Consistent with Section 10 above, either Company may also in good faith dispute pursuant to Section 21 any amount paid by it under any invoice, bill or other demand for payment issued by the other Company, notwithstanding the timely payment of such invoice, bill or other demand, provided that the dispute is asserted in writing to the other Company within the period of two years after the date of the invoice, bill or demand in question. If as a result of any such dispute it is determined that error(s) have been made in the amount or allocation of costs that have been billed and paid, those costs shall be adjusted to correct the error(s), and reimbursements or additional payments, as the case may be, including a payment for interest as calculated per procedures specified in Section 03 of the Joint Operating Manual, shall be made during the next normal billing cycle following the determination that error(s) were made.

    If either Company makes a demand for payment on the other Company for alleged default of a non-payment provision of this Agreement or any contract entered into pursuant to this Agreement, and a final judgment or arbitral award has not been entered ordering payment of monetary damages for such alleged default, then the Company upon which the demand had been made, if it wishes to dispute the demand or alleged default, shall not be required to deposit an amount equal to the amount demanded with the Escrow Agent in order to dispute such demand

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or alleged default. The dispute shall be submitted to dispute resolution pursuant to Section 21, and the Company disputing the demand or alleged default shall not be deemed to be in default under the applicable contract for failure to make payment in full, pending resolution of the dispute.

    (b) Failure To Pay or Perform by DPC. (i) If DPC fails to make when due any payment required by, or defaults on any other obligation under, this Agreement or any other contract entered into pursuant to this Agreement (including but not limited to the Ground Lease, the Confidentiality Agreement or the Easement), DPC shall have fifty (50) calendar days after written notice of such failure or default is received from WPSC in which to cure such failure or default (except that this 50-calendar day period may be reduced as provided in Section 14(b)(ii)).

            (ii) Subject to Section 14(a), in the event that DPC fails to make when due any payment required by this Agreement or by any contract entered into pursuant to this Agreement (including but not limited to the Ground Lease or the Easement) to be made to WPSC, the past due payment shall bear interest from the due date until paid at a per annum rate equal to the lesser of the WPSC Cost of Capital or the highest rate then permitted under Applicable Law. If any such failure to make payment when due has continued for more than fifty (50) calendar days after written notice of such failure is received by DPC from WPSC and for more than the additional fifteen (15)-day period set forth in Section 14(c)(ii), then DPC shall cease to have any rights in the capacity or energy of Weston 4 until such time as the failure has been completely cured, and WPSC shall have the right to dispatch and sell DPC's share of the capacity and energy of Weston 4; provided, however, that any profits earned on sales by WPSC of DPC's share of capacity and energy shall be retained by WPSC and credited to the outstanding liability owed by DPC to WPSC; and provided, further, that this right to dispatch and sell DPC's

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share of the capacity and energy of Weston 4 shall cease immediately when DPC's liability to WPSC resulting from DPC's failure to make payment has been fully satisfied. If more than two failures by DPC to make payment when due under this Agreement or under any contract entered into pursuant to this Agreement occur in any twelve (12)-month period (not counting any situation in which DPC does not make a payment in full because it is disputing that payment in good faith pursuant to Section 14(a)), then beginning with the third such failure the fifty (50)-day cure period set forth in this paragraph and in Section 14(b)(i) shall be reduced to ten (10) calendar days, and DPC's cure period shall remain at ten (10) calendar days unless and until DPC timely makes all payments under this Agreement and each contract entered into pursuant to this Agreement for a period of two (2) consecutive years. For purposes of this paragraph, a failure by DPC to make payment when due under this Agreement or under any contract entered into pursuant to this Agreement shall include, without limitation, a failure by DPC to make when due a payment under any invoice, bill or demand for payment issued by WPSC, or a failure by DPC to pay any judgment or arbitral award for monetary damages for default of any provision, term or condition of this Agreement or any contract entered into pursuant to this Agreement within the time period specified in such judgment or arbitral award.

            (iii) No such failure referred to in Section 14(b)(i) or (ii) shall relieve DPC from any of its obligations hereunder or under any contract entered into pursuant to this Agreement. The remedies of WPSC identified in this Section 14(b) are not intended to be exclusive or to limit any other rights or remedies that WPSC may have under the circumstances (except that (A) the circumstances in which DPC will cease to have any rights in the capacity and energy from Weston 4 shall be limited to those specified in this Section 14(b), unless such cessation is caused by a termination of this Agreement under Section 22 imposed by an

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arbitration panel in a dispute resolution proceeding pursuant to Section 21, and (B) WPSC will not exercise any rights or remedies that are inconsistent with the rights granted to DPC's Secured Lender(s) in Section 14(c)), or to limit the right of either Company to pursue dispute resolution in good faith as provided in Section 21, below. DPC shall pay to WPSC all reasonable attorneys' fees and legal expenses arising from the enforcement of WPSC's rights hereunder in the event of a failure to make payment or other material default by DPC that is not cured within the applicable time periods provided in this Section 14 or that is not subjected to dispute resolution pursuant to Section 14(a) in accordance with the terms thereof; this provision shall not, however, supersede the provisions in Sections 21(b) and 21(c) governing responsibility for costs incurred in dispute resolution.

    (c) Lender Notice and Step-In Rights. DPC's Secured Lender(s) shall have the following rights with respect to a DPC default or other failure to perform under this Agreement (it being understood that WPSC shall owe no duties or obligations to DPC's Secured Lender(s) except as expressly provided in this Section 14(c) and with respect to the provisions for liens and foreclosure in Sections 17(c)(2) and (3)):

(i) At the same time that WPSC provides any written notice of default or failure to DPC pursuant to Section 14(b), above, it shall provide a copy of said notice to the Lead Lender. No notice of failure or default by DPC under this Agreement shall be effective unless and until a copy of that notice is also given to the Lead Lender.

(ii) DPC's Secured Lender(s) shall have the right to cure any defaults by DPC on DPC's behalf, and WPSC agrees to accept any such cure by DPC's Secured Lender(s), provided that such cure is timely effected as set forth

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in this paragraph: if DPC fails to cure a failure or default within the period and in the manner provided in Section 14(b)(i) or (ii), DPC's Secured Lender(s) shall have fifteen (15) calendar days immediately following the end of DPC's cure period (which DPC cure period shall be (a) fifty (50) calendar days, unless reduced to ten (10) calendar days pursuant to Section 14(b)(ii), or (b) with respect to payment of a deficiency with respect to the amount to be disbursed to WPSC from escrow pursuant to Section 14(a) based upon the determination of the dispute resolution process, ten (10) calendar days after receipt of demand for such payment) in which to make such payment in full or cure such other failure or default on DPC's behalf. Without limiting the foregoing, if DPC states that it disputes all or a portion of an invoice, bill or demand for payment in accordance with Section 14(a)(i) but fails to deposit the disputed amount with the Escrow Agent within the time period specified in Section 14(a)(ii), DPC's Secured Lender(s) may make such deposit and submit the written notice of dispute required under Section 14(a)(iii) within the time period specified in Section 14(a)(iii) for provision of such notice of dispute, in which case the provisions of Section 14(a) shall be applicable to the dispute. If DPC's Secured Lender(s) make such escrow deposit or if DPC's Secured Lender(s) cure a payment default by DPC in accordance with this Section 14(c)(ii), WPSC agrees to recognize the right of DPC's Secured Lender(s) to dispute on behalf of DPC, pursuant to Section 14(a) or otherwise as permitted under this Agreement, such

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payment and subsequent invoices, bills and demands for payment submitted to DPC, upon receipt of written notice from the Designated Secured Lender (as that term is defined below), stating that the DPC Secured Lender(s) is/are authorized to exercise that right. However, if (A) DPC is then a debtor in bankruptcy, or if DPC becomes a debtor in bankruptcy after DPC's Secured Lender(s) shall have begun to exercise such right, or (B) apart from DPC's bankruptcy status, DPC disputes whether such authorization to exercise DPC's rights is then valid or enforceable, then WPSC shall not be required to observe any said notice from the Designated Secured Lender unless, in the case of the circumstances described in clause (A), the notice and authority have been approved by a specific order (i.e., one referencing this subsection of this Agreement) of the bankruptcy court having jurisdiction over DPC's bankruptcy proceeding, the effectiveness of which order has not been stayed or vacated, or such bankruptcy court determines, by an order the effectiveness of which has not been stayed or vacated, that such approval is not necessary; or in the case of the circumstances described in clause (B), the DPC Secured Lender(s) exercising such right either (I) agrees in writing to reimburse WPSC, and does reimburse WPSC within five (5) business days after receipt of a written demand and substantiation of amounts incurred by WPSC for which reimbursement is sought, for any and all costs, expenses, damages, claims, losses and liabilities whatsoever incurred by WPSC arising from its allowing DPC's Secured Lender(s) to

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exercise that right in reliance upon such notice, or (II) furnishes WPSC with an order from a court of competent jurisdiction, the effectiveness of which has not been stayed or vacated, that specifically (by reference to this subsection of this Agreement) authorizes DPC's Secured Lender(s) to exercise that right. Such right to exercise those rights of DPC with regard to disputes concerning payment and subsequent invoices, bills and demands for payment shall continue until WPSC receives a written notice from the Designated Secured Lender terminating that substitution, or if the right was authorized or approved by court order pursuant to this subsection, the court order in question expires or is vacated, overruled, countermanded or otherwise overturned by the issuing court or an appellate court. DPC acknowledges and agrees that WPSC shall not be liable for any damages, claims, losses, liabilities, costs or expenses whatsoever arising from its allowing DPC's Secured Lender(s) to exercise those rights pursuant to the terms of this subsection 14(c)(ii).

(iii) If a DPC default is by its nature incurable by DPC's Secured Lender(s) (e.g., an attempted assignment in violation of Section 17 of this Agreement may not be curable by DPC's Secured Lender(s)), and (A) the default does not materially adversely affect WPSC's operation of Weston 4 or the Weston New or Existing Common Facilities, or WPSC's rights to capacity and energy from Weston 4, and (B) DPC's Secured Lender(s) otherwise timely cure any and all payment defaults and other curable defaults by DPC, then WPSC agrees that such "incurable default" shall not

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 terminate DPC's Secured Lender(s)' rights with respect to this Agreement, and that such "incurable default" (unless it is a material breach of Section 17 by DPC that is not considered curable in accordance with the last sentence of this Section 14(c)(iii)) may not serve as the basis for a termination of this Agreement by WPSC, for so long as (and only for so long as) all of DPC's payment obligations under this Agreement continue to be timely satisfied, either by DPC or DPC's Secured Lender(s), it being understood that, for purposes of this paragraph only, a payment obligation shall be deemed to be "timely satisfied" only if it is paid in full by no later than the date that is five (5) business days after the due date of such payment. For purposes of this paragraph, a default of a non-payment provision, term or condition that leads to a judgment or arbitral decision specifying that an award of monetary damages is the sole remedy for said default shall be considered to be a default that is curable by DPC's Secured Lender(s), and not an incurable default, provided that DPC's Secured Lender(s)' obligation to pay a judgment or arbitral award for monetary damages shall be deemed timely satisfied only if it is paid in full by no later than five (5) business days after the date provided in such judgment or award.

(iv) In the event that in any bankruptcy proceeding in which DPC is the debtor, the bankruptcy court approves DPC's rejection of this Agreement by final order, the effectiveness of which is not stayed or vacated, WPSC will, at the option of DPC's Secured Lender(s) (which option must be exercised (if

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at all) by no later than the date that is sixty (60) calendar days after the court approves of DPC's rejection), and upon the curing by DPC's Secured Lender(s) of any and all payment defaults, and any and all other defaults which have resulted in a final judgment or arbitral award ordering payment of monetary damages, that were outstanding under this Agreement at the time of said rejection and the payment by DPC's Secured Lender(s) to WPSC of all amounts owing by DPC to WPSC under the terms of this Agreement at the time the option is exercised, enter into a new agreement with DPC's Secured Lender(s) or its/their transferee or nominee having terms substantially the same as the terms of this Agreement. Notwithstanding the foregoing, WPSC shall have no obligation to enter into any such new agreement if the bankruptcy court having jurisdiction over DPC's bankruptcy proceeding has issued an order, the effectiveness of which has not been stayed or vacated, approving a transfer by DPC of its interest in all or part of this Agreement, or all or part of DPC's interest in Weston 4 or the Weston New or Existing Common Facilities, to a Person other than DPC's Secured Lender(s).

(v) WPSC agrees to recognize the right of the Designated Secured Lender to exercise DPC's rights on the JPOC, including but not limited to DPC's rights to obtain information and to vote DPC's Ownership Share, upon receipt of written notice from the Designated Secured Lender (as that term is defined below), stating that the Designated Secured Lender is authorized to exercise those rights. However, if (A) DPC is then a debtor

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in bankruptcy, or if DPC becomes a debtor in bankruptcy after the Designated Secured Lender shall have begun to exercise such rights, or (B) apart from DPC's bankruptcy status, DPC disputes whether such authorization to exercise DPC's rights is then valid or enforceable, then WPSC shall not be required to observe any said notice from the Designated Secured Lender unless, in the case of the circumstances described in clause (A), the notice and authority have been approved by a specific order (i.e., one referencing this subsection of this Agreement) of the bankruptcy court having jurisdiction over DPC's bankruptcy proceeding, the effectiveness of which order has not been stayed or vacated, or such bankruptcy court determines, by an order the effectiveness of which has not been stayed or vacated, that such approval is not necessary; or in the case of the circumstances described in clause (B), the Designated Secured Lender either (I) agrees in writing to reimburse WPSC, and does reimburse WPSC within five (5) business days after receipt of a written demand and substantiation of amounts incurred by WPSC for which reimbursement is sought, for any and all costs, expenses, damages, claims, losses and liabilities whatsoever incurred by WPSC arising from its allowing the Designated Secured Lender to exercise those rights in reliance upon such notice, or (II) furnishes WPSC with an order from a court of competent jurisdiction, the effectiveness of which has not been stayed or vacated, that specifically (by reference to this subsection of this Agreement) authorizes the Designated Secured

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Lender to exercise those rights. Such right to exercise DPC's rights on the JPOC shall continue until WPSC receives a written notice from the Designated Secured Lender terminating that substitution, or if the right was authorized or approved by court order pursuant to this subsection, the court order in question expires or is vacated, overruled, countermanded or otherwise overturned by the issuing court or an appellate court. DPC acknowledges and agrees that WPSC shall not be liable for any damages, claims, losses, liabilities, costs or expenses whatsoever arising from its allowing the Designated Secured Lender to exercise DPC's rights on the JPOC pursuant to the terms of this subsection 14(c)(v).

    Upon the closing on the Ownership Date, DPC and DPC's Secured Lender(s) shall supply to WPSC a written designation, irrevocable by DPC, in which DPC designates one of DPC's Secured Lender(s) as authorized to give the notice(s) referred to in subsection 14(c)(ii) with respect to exercise of DPC's right to dispute payments and subsequent invoices, bills and demands for payment submitted to DPC, and in the first paragraph of this subsection 14(c)(v), above, with respect to exercise of DPC's rights on the JPOC (the "Designated Secured Lender"). Such designation shall remain in effect until the Designated Secured Lender provides written notice to WPSC that it is no longer effective (which notice such Designated Secured Lender shall in any event give when it ceases to be one of DPC's Secured Lender(s)). DPC and DPC's Secured Lender(s) shall then supply to WPSC a new written designation,

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irrevocable by DPC, designating one of DPC's Secured Lender(s) as the Designated Secured Lender authorized to give such notice(s).

DPC shall provide WPSC with a list of the names of all of DPC's Secured Lender(s) on or before the Ownership Date, and will update such list from time to time as appropriate. DPC's Secured Lender(s) shall furnish WPSC with the address of the Lead Lender. The Lead Lender may change its address for notices by providing written notice to the representatives of WPSC and DPC designated pursuant to Section 26 and/or Section 27 hereof. Any communication that WPSC is required to send to the Lead Lender pursuant to the terms of this Agreement shall be effective if it is sent to the address for said Lead Lender that has been furnished to WPSC by DPC's Secured Lender(s), unless said address has been changed by the Lead Lender in accordance with the terms of this paragraph, in which latter case WPSC's communication shall be effective if sent to the address most-recently furnished to WPSC's designated representative by the Lead Lender.

        (d) Failure To Pay or Perform by WPSC. (i) If WPSC fails to make when due any payment required by, or defaults on any other obligation under, this Agreement or any other contract entered into pursuant to this Agreement (including but not limited to the Ground Lease, the Confidentiality Agreement or the Easement), WPSC shall have sixty-five (65) calendar days after written notice of such failure or default is received from DPC in which to cure such failure or default (except that this 65-calendar day period may be reduced as provided in Section 14(d)(ii)).

            (ii) Subject to Section 14(a), in the event that WPSC fails to make when due any payment required by this Agreement or by any contract entered into pursuant to this Agreement (including but not limited to the EI Agreement) to be made to DPC, the past due

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payment shall bear interest from the due date until paid at a per annum rate equal to the lesser of the WPSC Cost of Capital or the highest rate then permitted under Applicable Law. If any such failure to make payment when due has continued for more than sixty-five (65) calendar days after written notice of such failure has been received by WPSC from DPC, then WPSC shall cease to have any rights in the capacity or energy of Weston 4 until such time as the failure has been completely cured; provided, however, that if more than two failures by WPSC to make payment when due under this Agreement or under any contract entered into pursuant to this Agreement occur in any twelve (12)-month period (not counting any situation in which WPSC does not make a payment in full because it is disputing that payment in good faith pursuant to Section 14(a)), then beginning with the third such failure the sixty-five (65)-day cure period set forth in this paragraph and Section 14(d)(i) shall be reduced to ten (10) calendar days, and WPSC's cure period shall remain at ten (10) calendar days unless and until WPSC timely makes all payments under this Agreement and each contract entered into pursuant to this Agreement for a period of two (2) consecutive years. For purposes of this paragraph, a failure by WPSC to make payment when due under this Agreement or under any contract entered into pursuant to this Agreement shall include, without limitation, a failure by WPSC to make when due a payment under any invoice, bill or demand for payment issued by DPC, or a failure by WPSC to pay any judgment or arbitral award for monetary damages for default of any provision, term or condition of this Agreement or any contract entered into pursuant to this Agreement within the time period specified in such judgment or arbitral award.

            (iii) If WPSC fails to cure any failure to make payment by it within the applicable cure period identified in Section 14(d)(ii), then DPC shall have the right to petition a court for appointment of a temporary replacement operator to operate Weston 4 and facilitate the

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implementation of remedies on behalf of DPC. Such remedies may include the right to dispatch and sell WPSC's share of the capacity and energy of Weston 4; provided, however, that any profits earned on sales by DPC of WPSC's share of capacity and energy shall be retained by DPC and credited to the outstanding liability owed by WPSC to DPC; and provided, further, that this right to dispatch and sell WPSC's share of the capacity and energy of Weston 4, and the replacement operator's right to operate Weston 4, shall cease immediately when WPSC's liability to DPC resulting from WPSC's failure to make payment has been fully satisfied. Any replacement operator appointed pursuant to this paragraph must be qualified by experience to operate Weston 4 in accordance with Good Utility Practice.

            (iv) No such failure or default referred to in Section 14(d)(i) or (ii) shall relieve WPSC from any of its obligations hereunder or under any contract entered into pursuant to this Agreement. The remedies of DPC identified in this Section 14(d) are not intended to be exclusive or to limit any other rights or remedies that DPC may have under the circumstances (except that the circumstances in which WPSC will cease to have any rights in the capacity and energy from Weston 4 shall be limited to those specified in this Section 14(d), unless such cessation is caused by a termination of this Agreement under Section 22 imposed by an arbitration panel in a dispute resolution proceeding pursuant to Section 21, and except that the circumstances in which a replacement operator for Weston 4 may be appointed shall be limited to those specified in this Section 14(d)), or to limit the right of either Company to pursue dispute resolution in good faith as provided in Section 21, below. WPSC shall pay to DPC all reasonable attorneys' fees and legal expenses arising from the enforcement of DPC's rights hereunder in the event of a failure to make payment or other material default by WPSC that is not cured within the applicable time periods provided in this Section 14 or that is not subjected to

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dispute resolution pursuant to Section 14(a) in accordance with the terms thereof; this provision shall not, however, supersede the provisions in Sections 21(b) and 21(c) governing responsibility for costs incurred in dispute resolution.

    (e) Right to Cure Other Company's Default. If either Company fails to make when due any payment required by this Agreement or any contract entered into pursuant to this Agreement to be made to any third Person, then the other Company may, in addition to any other rights or remedies that it may have, and if it so elects, make such payment and it shall, upon making such payment, be entitled to recover the amount of such payment upon demand from the defaulting Company, together with interest from the date of payment by the non-defaulting Company to the date of reimbursement by the defaulting Company calculated at a per annum rate equal to the lesser of the WPSC Cost of Capital or the highest rate then permitted under Applicable Law.

Section 15. Renewals, Replacements, Additions and Retirements.

    (a) Renewals and Replacements. Renewals and replacements necessary for the operation of Weston 4 or the Weston New or Existing Common Facilities shall be made as required by Good Utility Practice, and shall be subject to WPSC's receipt of all necessary licenses, permits and approvals as contemplated by Section 25. Renewals, replacements, additions and retirements (and related dispositions and sales) shall be effected by WPSC subject to the terms of this Agreement and the Joint Operating Manual, and the general policies established by the Joint Plant Operating Committee. Retirements, sales and other dispositions of Weston 4 property shall be effected only in a manner consistent with the Companies' respective mortgage instruments or indentures, if any.

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    (b) Permanent Decommissioning; Repowering. At such time as it deems appropriate, the JPOC, or a delegated subcommittee thereof, shall undertake a study to evaluate and determine a plan, schedule and estimated cost for the decommissioning of Weston 4, in accordance with Good Utility Practice and the requirements of Applicable Law. The scope and expense of such study, and the identity of the Person(s) who will undertake such study (whether employees of one or both of the Companies or otherwise), shall be determined by the JPOC in its discretion. The decommissioning study may, if the JPOC so determines, consider the potential repowering of Weston 4, and/or other feasible alternatives to decommissioning. The study may be updated from time to time when and as deemed appropriate by the JPOC. Based upon the study as it may be updated and other information that the JPOC deems relevant, the JPOC shall determine and implement a plan of decommissioning, when and as the JPOC deems appropriate. The Companies shall be responsible for the decommissioning, demolition and disposal of Weston 4, in accordance with the requirements of Applicable Law.

    Section 16. Mutual Confirmation of Title. Each of the Companies shall have the right to obtain title insurance verifying ownership of its respective interests in Weston 4. The cost of such title insurance shall be paid by the Company requesting the same. Within sixty (60) calendar days after the date of this Agreement, WPSC shall provide DPC with evidence of WPSC's current title to Weston 4, the Site and the Easement Property, as well as WPSC's title to the Weston Existing and New Common Facilities and the real estate on which they are (or will be) located.

    Section 17. Transferability of Interests.

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    (a) Policy. The relationship of the Companies as tenants in common in Weston 4, the Weston New Common Facilities and the Weston Existing Common Facilities, and as landlord (in the case of WPSC) and tenant (in the case of DPC) under the Ground Lease, and as grantor (in the case of WPSC) and grantee (in the case of DPC) under the Easement, as provided by this Agreement, and the agreements herein for the construction, operation and maintenance of Weston 4 and associated Weston New and Existing Common Facilities by WPSC, are each undertaken in mutual trust and confidence in the financial responsibility, engineering and operating competence, efficiency and common objectives of the Companies. As used herein, the term "Subject Properties" shall mean the Companies' respective interests as tenants in common in Weston 4, the Weston New Common Facilities and the Weston Existing Common Facilities, DPC's interests in the Ground Lease and the Easement, and WPSC's ownership interest in the Site and the Easement Property, and the Companies' respective rights under this Agreement and under the EI Agreement. Because the effects of transfers of the interests of either of the Companies upon the rights and interests of the other Company over the long term of this Agreement cannot be determined at this time, it must be presumed that such effects might be adverse. Therefore, each of the Companies, for the protection of itself and the other Company, agrees that its interests in this Agreement and its rights, title and interests in and to all Subject Properties shall at all times during the term of this Agreement be subject to the provisions of this Section 17.

    (b) Restrictions on Transfer--General. Each Company agrees that during the term of this Agreement: (i) except as specifically permitted under Section 17(c) below, neither its interest in this Agreement nor its interest in any of the Subject Properties shall be assigned, transferred or otherwise disposed of or permitted or required to be partitioned, or shall be permitted to be subject to any lien or encumbrance of any character, whether voluntarily or by operation of law, without the express, prior written consent of the other Company; and (ii) no such assignment, transfer or disposal shall take place unless and until all governmental or

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regulatory permits, licenses or approvals necessary to effectuate such assignment, transfer or disposal have first been obtained.

    (c) Restrictions on Transfer--Exceptions. The provisions of Section 17(b)(i) above shall not restrict any of the following, which may occur without the consent of the non-transferring Company: (1) dispositions and sales incident to renewals or replacements of equipment or components of Weston 4, the Weston New Common Facilities or the Weston Existing Common Facilities in the normal course of business; or (2) the right of any Company to subject its own interest in the Subject Properties to the lien of any mortgage upon all or substantially all of its physical electric utility property; or (3) the right of any purchaser on foreclosure of any such mortgage to acquire any interest subject to any such mortgage; or (4) the right of any Company to transfer voluntarily its interest in this Agreement or in the Subject Properties as an incident of any sale, merger or other transfer of all or substantially all of its electric facilities as an operating entirety, if the transferee expressly assumes in writing all of the obligations of the transferor under this Agreement and is qualified by experience to perform the transferor's obligations under this Agreement in accordance with Good Utility Practice; or (5) a change in Control of either Company, whereby a Company becomes Controlled by Person(s) not in Control of said Company immediately prior to the change, but the Company continues to maintain its interest in this Agreement and the Subject Properties; or (6) the right of any Company to transfer its interest in this Agreement or in the Subject Properties to any Affiliate of said Company, if the Affiliate expressly assumes in writing all of the obligations of the transferor Company under this Agreement and is qualified by experience to perform the transferor's obligations under this Agreement in accordance with Good Utility Practice, and provided that the Affiliate (or any guarantor of all of said Affiliate's obligations under this Agreement) has a credit rating from Standard & Poor's Rating Group (a division of McGraw Hill, Inc.) or its successor that is no less than BBB+, or from Moody's Investor Services, Inc., or its successor that is no less than Baa1, with stable outlook; or (7) the granting of liens (except liens securing borrowed

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money), easements, leases, licenses, restrictions, covenants, rights-of-way and other encumbrances by WPSC after the date of this Agreement that do not materially interfere with the operation of Weston 4 or the Weston New or Existing Common Facilities or with DPC's rights under this Agreement, the Ground Lease, the EI Agreement or the Easement, provided that any such liens, restrictions, covenants or encumbrances under this subsection (7) do not attach to DPC's ownership interest in Weston 4 itself or DPC's ownership interest in the Weston New or Existing Common Facilities (it being understood that DPC does not and will not have an ownership interest in the Site or the Easement Property); or (8) sales or other transfers by WPSC to the co-owner(s) of any New Unit that may be built at the Weston Generating Station of a portion of WPSC's interests in the Weston New or Existing Common Facilities, or in the land on which said New Unit may be built, so long as such sale or transfer does not materially interfere with the operation of Weston 4 or the Weston New or Existing Common Facilities or with DPC's rights under this Agreement, the Ground Lease, the EI Agreement or the Easement; the impact of any such New Unit upon Weston 4 and the Weston New and Existing Common Facilities is governed by Sections 8(h) and 8(i) of this Agreement. The exceptions in the foregoing Sections 17(c)(2), (3), (4), (5), (6), (7) or (8) shall not be deemed to allow either of the Companies to grant, extend, transfer or permit to any mortgagee, purchaser on foreclosure or other transferee of its interest in any of the Subject Properties, any right to partition or to require partitioning of any of the Subject Properties.

    In the event of a transfer by WPSC of the type described in Section 17(c)(4), or a change in Control of WPSC of the type described in Section 17(c)(5), in either case occurring after the In-Service Date, then the aggregate cost allocations to DPC with respect to Indirect Costs shall not, during the first full calendar year following the effective date of said transfer or change of Control or in either of the next two succeeding calendar years, exceed the Indirect Cost Cap (as that term is defined below) for that calendar year. In the event of a transfer by WPSC of the type described in Section 17(c)(6) occurring after the In-Service Date, then the

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 aggregate cost allocations to DPC with respect to Indirect Costs shall not, during any calendar year (beginning with the first full calendar year following the effective date of said transfer), exceed the Indirect Cost Cap for that calendar year. For the period between the effective date of any such transfer or change of Control and January 1 of the first calendar year following such effective date (the "Period"), the aggregate cost allocations to DPC with respect to Indirect Costs shall not exceed an adjusted Indirect Cost Cap, determined by multiplying the Indirect Cost Cap for the first full calendar year following such effective date by a fraction, the numerator of which is the number of calendar days in the Period and the denominator of which is 365.

    For any transfer by WPSC, or any change in Control of WPSC, of the types described in the immediately preceding paragraph, the "Indirect Cost Cap" for the first full calendar year following the effective date of such transfer or change shall be an amount equal to 120% of the aggregate cost allocations to DPC with respect to Indirect Costs under Section 06 of the Joint Operating Manual during the twelve-month period ending on the effective date of said transfer or change (the "Initial Indirect Cost Cap"). The Indirect Cost Cap for each succeeding calendar year shall be equal to the Initial Indirect Cost Cap escalated by the aggregate percentage change in the Employment Cost Index for Private Industry, All Workers, Wages and Salaries, Index Number, Seasonally Adjusted - ECS20002I, issued by the Bureau of Labor Statistics of the United States Department of Labor, from January 1 of the first calendar year following the effective date of said transfer or change through the December 31 immediately preceding the calendar year for which the Indirect Cost Cap is being calculated. If this Employment Cost Index is no longer published, the JPOC shall identify an appropriate replacement index.

    (d) Consent as Necessary for Bonding. Each of the Companies hereby consents that the restrictions of this Section 17 on transfer and on any right of partition, and any

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other restriction, term or condition of this Agreement, shall be and hereby are waived and shall be inapplicable to the extent (but only to the extent) that it shall be finally determined, by a court of competent jurisdiction or an arbitrator(s) in an action or proceeding to which the Companies and their respective mortgagees are parties, that such restriction, term or condition would disqualify the interest of one of the Companies in the Subject Properties from eligibility as the basis for the issuance of additional bonds under their respective mortgage indentures as in effect as of the date of this Agreement.

    (e) Other Properties; Common Facilities. Subject to the last sentence of this Section 17(e), nothing in this Section 17 or elsewhere in this Agreement shall restrict in any way WPSC's ability to sell, assign or otherwise transfer any of its right, title or interest in any real property, equipment, facilities or assets of or at the Weston Generating Station other than the Subject Properties. Any transfer of right, title or interest to any Weston New or Existing Common Facilities shall be expressly made subject to the rights of use of such Weston New or Existing Common Facilities by the co-owners of Weston 4 as set forth herein, and the Companies shall record an appropriate memorandum or other notice of this restriction in the appropriate land records.

    Section 18. Power and Energy. Except to the extent provided otherwise in this Agreement or in the Joint Operating Manual, each Company, from and after the In-Service Date of Weston 4, shall at all times have full ownership of and entitlement to its Ownership Share of Weston 4 capacity and the associated amount of net Weston 4 energy that is transmitted and delivered from Weston 4 to the ATC transmission system. Weston 4 shall be dispatched in accordance with Good Utility Practice, the operating characteristics of the unit and the limits and practices imposed by the owner or operator of the transmission system or market authority having jurisdiction. Specific dispatch principles are set forth in Section 13 of the Joint Operating Manual. These principles may be modified by the JPOC from time to time as needed to reflect industry changes. If the dispatch principles are modified by the JPOC over DPC's objection, the

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modification will become effective upon adoption, but it may be challenged by DPC on a prospective basis through the dispute resolution mechanism set forth in Section 21 if such modification would conflict with the dispatch principles set forth in this section, or would result in a disproportionate limitation on DPC's Ownership Share of the capacity and energy from Weston 4. Notwithstanding anything to the contrary in this Agreement or the Joint Operating Manual, however, there is no guarantee that either of the Companies will be able to obtain transmission for its share of the net Weston 4 energy once it has been delivered to the ATC transmission system.

    DPC shall keep WPSC informed as to the amount of power it requests to be generated for it from Weston 4. Subject to its capability, operating conditions, and necessary or unavoidable outages, Weston 4 shall be operated so as to produce a minimum output equal to the sum of the power requirements of the Companies therefrom. WPSC shall keep DPC informed as to the maximum amount of power available from Weston 4 from time to time. WPSC shall also provide DPC with such generation output testing data and other information as DPC shall reasonably require in order to obtain and maintain accreditation of DPC's share of capacity from Weston 4 by MAPP.

    Weston 4 will be dispatched by each Company in accordance with the dispatch principles set forth herein or in the Joint Operating Manual (except as may be otherwise permitted by the JPOC), subject in any event to the minimum dispatch limits of the unit, and dispatch limits imposed by the owner or operator of the transmission system or market authority having jurisdiction. Minimum dispatch limits will be set with the general intent of maintaining supercritical operation, but will provide the right for either Company to dispatch Weston 4 at a lower power level provided that such Company compensates the other Company for any increased costs due to the reduced efficiency of the unit, except when the lower power levels are the result of limits imposed by the transmission system owner or operator. Such dispatch principles will allow for the Companies' ability to set hourly schedules on a day-ahead basis and

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will include provisions for reasonably changing those hourly schedules to accommodate changing needs. The Companies shall have a proportional interest in Weston 4's ramp rate. If a Company will not be dispatching all or a portion of its share of Weston 4 and transmission is available, the other Company shall have the right to dispatch the portion that is not being dispatched. The compensation for a Company's dispatch of all or a portion of the other Company's share of Weston 4 shall be based upon the Variable Dispatch Cost of operating Weston 4, plus an adder of 15% of Variable Dispatch Cost for energy dispatched by one Company that exceeds an agreed-upon threshold from the other Company's share of Weston 4; this compensation amount or methodology may be changed from time to time as unanimously agreed by the JPOC, or as required to be compliant with compensation practices of any market authority having jurisdiction; moreover, nothing in this Section restricts the Companies from agreeing to sell excess energy to each other at mutually-agreeable prices. The Companies acknowledge that each Company shall be entitled to its respective Ownership Share of any compensation paid by the Midwest ISO for ancillary services furnished to the Midwest ISO by Weston 4. The Companies specifically agree to cooperate reasonably through the JPOC in creating and modifying as necessary dispatch principles that are appropriate in a developing market.

    Section 19. Additional System Transmission Requirements; Certain Transmission Issues. Expenditures will be necessary for generator interconnection facilities and substation(s) to assure the required availability of Weston 4 capability, as described in Section 04 of the Joint Operating Manual.

    The Companies shall jointly bear all costs, liabilities and risks associated with the transmission and delivery of Weston 4 energy to the high side(s) of the point(s) of interconnection between Weston 4 and the ATC transmission system, in proportion to their Ownership Shares in Weston 4. The Companies shall dispatch their respective shares of Weston 4 in accordance with the dispatch principles set forth in Section 13 of the Joint Operating

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Manual, as it may be modified from time to time by the JPOC. WPSC shall bear all costs, liabilities and risks associated with the transmission and delivery of Weston 4 energy from the ATC transmission system to its own distribution system. DPC shall bear all costs, liabilities and risks associated with the transmission and delivery of Weston 4 energy from the ATC transmission system to its own distribution system.

    Section 20. Waivers. In order to be effective, any waiver at any time by either Company of any of its rights or remedies with respect to a default under this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement or the Easement, or with respect to any other matter arising in connection with this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement or the Easement, must be made in a writing signed by such Company, and any such waiver shall not be deemed to be a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right or remedy under this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement or the Easement shall not be deemed a waiver of such right or remedy.

    Section 21. Dispute Resolution.

    (a) Consensual Resolution. The Companies undertake to work together in good faith to resolve by negotiation and agreement any claim or dispute that may arise out of this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement or the Easement. The initial discussions shall be conducted by the Companies' respective representatives on the JPOC or their designees with knowledge of the subject matter of the claim or dispute. If, notwithstanding the good faith efforts of these representatives, these discussions do not resolve the dispute within fifteen (15) calendar days after one Company first notifies the

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other Company of the existence of the claim or dispute, the matter shall be referred to a senior management representative of each Company to try to reach consensual resolution of the dispute.

    (b) Mediation. Any claim or dispute between the Companies arising out of or relating to this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement or the Easement that is not settled through the good faith negotiations of the senior management representatives of the Companies within fifteen (15) calendar days after the claim or dispute is referred to them pursuant to subsection (a) above shall be submitted to mediation upon the written request of either of them. Any such request by a Company shall be delivered to the other Company, and shall specify the issue or issues in dispute and summarize the claim with respect thereto. Within five (5) business days after receipt of such a request, authorized representatives of both Companies shall meet and attempt to agree upon appointment of a mediator. If such agreement is not reached promptly, either Company may request assistance from the CPR Institute for Dispute Resolution in the selection of a mediator in accordance with the CPR Mediation Procedure then in effect, which procedure shall govern the conduct of the mediation in the absence of contrary agreement by both Companies. The costs of the mediation shall be shared equally by the Companies, and each Company shall bear its own attorneys' fees and costs incurred in connection with the mediation proceedings.

    (c) Arbitration. If any claim or dispute is not resolved through mediation pursuant to subsection (b) above within sixty (60) calendar days after the mediator is appointed, the claim or dispute shall be resolved through binding arbitration by a panel of three (3) independent and impartial arbitrators; each Company shall choose one of the arbitrators, and the two arbitrators so chosen shall choose the third. The arbitration shall be conducted under the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration. The arbitrators shall have full power and authority to enforce this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement and the Easement according to their respective express terms, but not to alter or add to or disregard those terms. Subject to the express

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limitations on liability and disclaimers set forth in this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement, the Confidentiality Agreement and the Easement, the arbitrators may award any remedy or relief that a court with jurisdiction over the matter might award. The arbitrators shall promptly conduct a hearing in Wisconsin, and, within thirty (30) calendar days thereafter, unless such time is extended by agreement of all parties involved, shall notify the Companies in writing of their decision. The costs of the arbitration shall be shared equally by the Companies, and each Company shall bear its own attorneys' fees and costs incurred in connection with the arbitration proceedings. Judgment on the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. This Section 21 shall not, however, impair the right of either Company to seek interlocutory relief from any court of competent jurisdiction, pending and/or in aid of mediation or arbitration, in the event that Company is confronted with a genuine risk that it will suffer irreparable injury before relief can reasonably be anticipated in the mediation or arbitral forum.

    Section 22. Term of Agreement. This Agreement shall continue in full force and effect until the earliest to occur of: (a) the date, if any, that either DPC or WPSC exercises any of its respective termination rights set forth in Section 3; (b) the date, if any, the Companies mutually agree to terminate this Agreement (in which case the Companies must also at that time address post-termination issues and liabilities and the disposition of their respective interests in Weston 4 and the Weston New and Existing Common Facilities); (c) subject to the limitation on the ability of WPSC to terminate set forth in Section 14(c)(iii), the date, if any, following a material breach of this Agreement by a Company that is not timely cured pursuant to Section 14 that a final decision of the arbitrators under Section 21 concludes that termination of this Agreement is an appropriate remedy (in this event, however, the decision of the arbitrators must also address post-termination issues and liabilities and the appropriate disposition of the Companies' respective interests in Weston 4 and the Weston New and Existing Common Facilities, and under the Ground Lease and the Easement); or (d) the date on which the total or

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 substantial demolition or disposal of Weston 4 is completed and paid for. Termination of this Agreement shall not affect those rights and obligations of the Companies that accrued prior to termination; without limiting the foregoing, termination (except for a termination pursuant to Section 3) shall not affect the Companies' responsibility for the decommissioning, demolition and disposal of Weston 4. Any generating unit at the Weston Generating Station other than Weston 4 may be retired by WPSC in its sole discretion, but in that event suitable post-retirement arrangements will be made with the owner(s) of Weston 4 regarding any Common Facilities affected by such retirement.

    Section 23. Amendments. This Agreement may be amended from time to time only by an instrument or instruments in writing signed by the Companies (or by their respective permitted successors or permitted assigns).

    Section 24. Successors and Assigns. This Agreement shall inure to the benefit of and bind the Companies and their respective permitted successors and permitted assigns, but it may be assigned in whole or in part only in accordance with Section 17 above.

    Section 25. Regulatory Authority. This Agreement, and all of its provisions, shall be subject to the approval of the RUS, and to the authority of the PSCW and of any other governmental authority(ies) having jurisdiction over the Companies, Weston 4, or the subject matter of this Agreement. The exercise of each Company's respective rights, duties and obligations under this Agreement, the Joint Operating Manual, the Ground Lease, the Easement and the EI Agreement shall at all times be subject to the receipt of all licenses, permits and approvals that are necessary from time to time from all governmental and regulatory bodies having jurisdiction.

    Section 26. Representatives. Each Company, by written notice signed by an executive officer and delivered to the other Company, shall designate one representative and one alternate to receive notices and communications from the other Company with respect to the subject

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matter of this Agreement, the Ground Lease, the Easement and the EI Agreement and to deliver to the other Company, on behalf of the representative's Company, notices, communications, decisions and approvals concerning the subject matter of this Agreement, the Ground Lease, the Easement and the EI Agreement. The manner of making any decision by any Company or giving any approval by a Company shall be determined by such Company for itself; but any communication received by a Company from a Person designated as a representative of the other Company pursuant to the preceding sentence (unless such designation shall have been previously revoked as provided in Section 27) may be conclusively relied upon by the recipient as having been authorized by said other Company.

    Section 27. Change of Representatives. Any designation by a Company pursuant to Section 26 may be revoked by such Company by designating a substitute representative or alternate by a written notice signed by an executive officer and delivered to the other Company.

    Section 28. Relationship of Companies. The Companies do not intend to create by this Agreement or by any grant, lease or license related hereto any association, joint venture, trust, fiduciary relationship or partnership, or to impose or confer on any Person other than the Companies any rights or obligations hereunder. Following the Ownership Date, the Companies shall, in accordance with Section 1.761-2(b)(2)(i) of the Treasury Regulations, make an election under Section 761(a) of the Code not to be treated as a partnership for federal and Wisconsin income taxation. DPC shall not have by virtue of this Agreement, the Joint Operating Manual or any such grant, lease or license any right or power to bind WPSC in any respect without WPSC's express, prior written consent. Except as expressly provided in this Agreement, WPSC shall not have by virtue of this Agreement, the Joint Operating Manual, or any such grant, lease or license the right or power to bind DPC without DPC's express, prior written consent.

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    Section 29. Force Majeure. Neither Company shall be liable to the other for any failure of or delay in performance under this Agreement, the Joint Operating Manual, the Ground Lease or the Easement (other than any failure to make any payment at the time it is due and owing) to the extent said Company is an Excused Party and the failure or delay is due to the occurrence of Force Majeure. The Excused Party shall notify the other Company of the occurrence and estimated duration of the Force Majeure event with reasonable promptness after the Excused Party becomes aware of said event. The Excused Party shall use commercially reasonable efforts to overcome the effects of the Force Majeure event and resume full performance as soon as reasonably practicable.

    Section 30. Agent for Scheduling and Dispatch. The Companies agree that either Company may appoint a third-party agent for purposes of scheduling and dispatch of its respective share of the output of Weston 4; provided, however, that such agent must be disclosed to the other Company and must sign and agree to be bound by a confidentiality, non-use and non-disclosure agreement as provided under the Confidentiality Agreement. WPSC recognizes that DPC intends to appoint GEN-SYS Energy as its agent for that purpose.

    Section 31. WPSC Representations. WPSC represents and warrants to DPC that as of the date of this Agreement:

(a) Organization and Qualification. WPSC is a corporation duly organized and in existence under the laws of the State of Wisconsin. WPSC has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties and to enter into and perform its obligations under this Agreement.

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(b) Authorizations, Approvals, No Defaults. The execution, delivery and performance of this Agreement by WPSC (i) have been duly authorized by all requisite corporate action, (ii) do not require any approval, except as has been heretofore obtained, from the board of directors or shareholders of WPSC, (iii) to the best of WPSC's knowledge will not conflict with any provisions of any Applicable Laws and (iv) will not conflict with, result in the material breach of, constitute a material default under, or accelerate performance required by any material covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected. This Agreement has been duly executed and delivered by WPSC, and it constitutes the valid and binding obligation of WPSC, enforceable against WPSC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally.

(c) Governmental Approvals. Except as otherwise expressly provide herein, the execution and delivery by WPSC of this Agreement do not require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any governmental or regulatory authority which has not previously been obtained or accomplished.

(d) Legal Proceedings. Other than any proceedings challenging the First Approval or the air permit for Weston 4 that are pending on the date of this Agreement, there is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental or regulatory authority, arbitral tribunal or other body pending or, to the actual knowledge of WPSC threatened, against or affecting WPSC or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on

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WPSC's ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

(e) Environmental Warranties. Except for the conditions described in Attachment 10 hereto, and bearing in mind that WPSC's Environmental Department has not conducted a formal environmental assessment of the Site or of the Easement Property (collectively, the "Property"), WPSC's Environmental Department has no knowledge of (i) the release or disposal of any hazardous wastes or toxic substances on the Property in a quantity, concentration or amount that would present a threat to human health or the environment, (ii) the existence of any underground or aboveground storage tanks on the Property, or (iii) the presence of asbestos or polychlorinated biphenyls ("PCBs") on the Property (but WPSC emphasizes that asbestos and/or PCBs may be or may have been incorporated into certain products or materials in such a way that WPSC's Environmental Department would have no knowledge of their presence). Except in connection with certain of the conditions described in Attachment 10 hereto, with respect to the Property, neither WPSC's Environmental Department nor WPSC's managers of the Weston Generating Station have made, filed or caused to be made or filed any report of a release or spill pursuant to Section 292.11(2), Wis. Stats., and/or NR 706, Wis. Admin. Code or 42 U.S.C. Section 9603(a). The Property is not listed or proposed for listing, and WPSC's Environmental Department has received no notice or information that the Property is threatened to be listed, on the National Priorities List by the United States Environmental Protection Agency or on any similar listing maintained by the State of Wisconsin, and WPSC's Environmental Department has had no discussions with state or federal officials concerning the possibility of such listings.

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    Section 32. DPC Representations. DPC represents and warrants to WPSC that as of the date of this Agreement:

(a) Organization and Qualification. DPC is a cooperative association duly organized and in existence under the laws of the State of Wisconsin. DPC has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties and to enter into and perform its obligations under this Agreement.

(b) Authorizations, Approvals, No Defaults. The execution, delivery and performance of this Agreement by DPC (i) have been duly authorized by all requisite corporate action, (ii) do not require any approval, except as has been heretofore obtained, from the board of directors or members of DPC, (iii) to the best of DPC's knowledge will not conflict with any provisions of any Applicable Laws and (iv) will not conflict with, result in the material breach of, constitute a material default under, or accelerate performance required by any material covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected. This Agreement has been duly executed and delivered by DPC, and it constitutes the valid and binding obligation of DPC, enforceable against DPC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally.

(c) Governmental Approvals. Except as otherwise expressly provided herein, and except for the express approval of the RUS, the execution and delivery by DPC of this Agreement do not require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action

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in respect of any governmental or regulatory authority which has not previously been obtained or accomplished.

(d) Legal Proceedings. Other than any proceedings challenging the First Approval or the air permit for Weston 4 that are pending on the date of this Agreement, there is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental or regulatory authority, arbitral tribunal or other body pending or, to the actual knowledge of DPC threatened, against or affecting DPC or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on DPC's ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

    Section 33. Survival of Warranties and Representations. The warranties and representations of the Companies shall survive the closing of the transfer by WPSC to DPC of DPC's Ownership Share in Weston 4.

    Section 34. Confidentiality Agreement. The Companies are entering into a Confidentiality Agreement of even date herewith. This Confidentiality Agreement shall apply to, without limitation, all information, data and materials exchanged between the Companies under or in connection with this Agreement, the Joint Operating Manual, the Ground Lease, the EI Agreement or the Easement.

    Section 35. Taxes. Whether or not any Section of this Agreement specifically refers to taxes, with respect to all transactions arising under or contemplated by this Agreement or any contract entered into pursuant to this Agreement, each of WPSC and DPC shall be liable for its Ownership Share (or Existing or New Common Ownership Share, as

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applicable), at the time the taxable event occurred, for any and all applicable sales and use taxes or transfer fees under Chapter 77, Wis. Stats., and any and all federal or state excise, car-line or similar taxes; provided, however, that in any transfer of property between the Companies that is subject to said Chapter 77, the tax or fee shall be the obligation of the transferee in its entirety. The Companies shall cooperate in good faith to provide such certificates, design such systems and seek such administrative guidance as may be required or helpful to properly charge and report the minimum taxes legally due under this Agreement or any contract entered into pursuant to this Agreement. Income taxes and license fee taxes under section 76.28 and section 76.48 Wis. Stats. shall be the obligation of the Company subject to such taxes. The Companies further agree to cooperate in the audit and assessment of taxes shared under this Section 35 and to share the costs thereof based upon their respective Ownership Shares (or Existing or New Common Ownership Shares, as applicable), at the time the event giving rise to the tax occurred.

    Section 36. Governing Law; Entire Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (without regard to principles of conflicts of laws). This Agreement, together with the Joint Operating Manual and the Confidentiality Agreement referenced in Section 34, constitutes the entire agreement between WPSC and DPC, superseding all prior oral and written agreements, policies, understandings, representations and negotiations between the Companies on the subject matter hereof, including but not limited to that certain Letter of Intent between the Companies dated February 9, 2004, as amended; and there are no conditions affecting this Agreement that are not expressed herein or in the Joint Operating Manual.

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    IN WITNESS WHEREOF, each of the Companies has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

WISCONSIN PUBLIC SERVICE CORPORATION

By: /s/ Charles A. Schrock

Name: Charles A. Schrock

Title: President and COO - Generation

Attest:

/s/ Barth J. Wolf

Secretary

DAIRYLAND POWER COOPERATIVE

By: /s/ William L. Berg

Name: William L. Berg

Title: President and CEO

Attest:

/s/ Laurie A. Engen

Assistant Secretary

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